Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165953

PROSPECTUS

Dex One Corporation

Common Stock

12%/14% Senior Subordinated Notes due 2017

This prospectus relates to the resale from time to time by the Selling Securityholders (as defined below under “Selling Securityholders” on page 72) of (i) up to 15,262,487 shares of our common stock and (ii) up to $116,623,725 aggregate principal amount of our 12%/14% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”).

The Senior Subordinated Notes accrue interest at a rate of 12% for cash interest payments and 14% if the Company elects paid-in-kind (“PIK”) interest payments. The Company may elect, prior to the start of each interest payment period, whether to make each interest payment for such period entirely in cash or 50% in cash and 50% in PIK Interest (as defined below under “Description of the Senior Subordinated Notes — Certain Definitions”). The interest rate on the Senior Subordinated Notes may be subject to adjustment in the event the Company incurs certain specified debt with a higher effective yield to maturity than the yield to maturity of the Senior Subordinated Notes. Interest on the Senior Subordinated Notes is payable on March 31 and September 30 of each year. The Senior Subordinated Notes mature on January 29, 2017.

We may redeem the Senior Subordinated Notes subject to certain limitations and at certain prices as described below under “Description of Senior Subordinated Notes — Optional Redemption.” If we experience a change of control, we may be required to offer to repurchase the Senior Subordinated Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Senior Subordinated Notes are Dex One Corporation’s unsecured obligations, are subordinate to existing and future Senior Debt as defined below under “Description of Senior Subordinated Notes — Certain Definitions,” (including Dex One Corporation’s guarantee of all borrowings under the Subsidiary Credit Agreements) and are not the obligation of any of our subsidiaries. For information on the ranking of the Senior Subordinated Notes see “Description of Senior Subordinated Notes — Ranking and Subordination.”

The securities offered by this prospectus are being registered to permit the Selling Securityholders to sell the offered securities from time to time. The Selling Securityholders may offer and sell the offered securities at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The Selling Securityholders may offer and sell the shares of common stock and Senior Subordinated Notes directly to investors or to or through underwriters, dealers or other agents. See “Plan of Distribution” on page 74 for a complete description of how the offered securities may be sold.

We will not receive any of the proceeds from the sale of the Senior Subordinated Notes or shares of our common stock sold by the Selling Securityholders.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “DEXO.”

The Senior Subordinated Notes are not listed, and we do not intend to apply for listing of the Senior Subordinated Notes, on any national securities exchange.

Investing in our common stock and Senior Subordinated Notes involves risks. You should carefully consider the information discussed and referred to under “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2010.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf process, the Selling Securityholders named in this prospectus or in any prospectus supplement to this prospectus may offer and sell, from time to time, the Senior Subordinated Notes or shares of our common stock. The Selling Securityholders may also be required to provide a prospectus supplement containing specific information about the Selling Securityholders and the terms on which such Selling Securityholders are offering and selling the Senior Subordinated Notes or our common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described below under “Where You Can Find More Information,” before you make any investment decision.

You should rely only on the information contained in this prospectus, including the information incorporated by reference herein as described below under “Where You Can Find More Information,” or in any prospectus supplement delivered herewith. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any such prospectus supplement.

The Selling Securityholders may only offer to sell, and seek offers to buy, the Senior Subordinated Notes and shares of our common stock in jurisdictions where such offers and sales are permitted.

Except where otherwise indicated or as the context may otherwise indicate in this prospectus, the term “RHD” refers to R.H. Donnelley Corporation and its direct and indirect wholly-owned subsidiaries prior to RHD’s emergence from bankruptcy, the terms “Company,” “we,” “us” and “our” refer to Dex One Corporation and its direct and indirect wholly-owned subsidiaries subsequent to RHD’s emergence from bankruptcy on January 29, 2010 and “Dex One Corporation” refers only to Dex One Corporation and not any of its subsidiaries. References to a particular year mean the Company’s fiscal year commencing on January 1 and ending on December 31 of that year.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Senior Subordinated Notes and shares of our common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the Senior Subordinated Notes and our common stock offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any agreement or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such agreement or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.dexone.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web address does not constitute incorporation by reference into this prospectus of the information contained at such site.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Current Reports on Form 8-K filed with the SEC on January 15, 2010 and February 4, 2010; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on January 20, 2010 (File No. 001-07155).

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Dex One Corporation
1001 Winstead Drive
Cary, NC 27513
Attention: Corporate Secretary
(919) 297-1600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus regarding the Company’s future operating results, performance, business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, words such as “believe,” “expect,” “anticipate,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of those words and other comparable expressions, are used to identify such forward-looking statements. All forward-looking statements reflect only our current beliefs and assumptions with respect to our future results, business plans and prospects, based on information currently available to us and are subject to significant risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. In evaluating forward-looking statements included in this prospectus, you should specifically consider various factors, including the risks and uncertainties discussed or referred to under “Risk Factors” below. These factors may cause our actual results to differ materially from those expressed in, or implied by, our forward-looking statements. All forward-looking statements attributable to us or a person speaking on our behalf are expressly qualified in their entirety by this cautionary statement. These forward-looking statements are made as of the date of this prospectus and, except as required under the federal securities laws and the rules and regulations of the SEC, we assume no obligation to update or revise them or to provide reasons why actual results may differ.

DEX ONE CORPORATION

Our Business

We are a leading marketing services company that helps local businesses reach, win and keep ready-to-buy consumers. Our highly skilled, locally based marketing consultants offer a wide range of marketing products and services that help businesses get found by actively shopping consumers. We offer local businesses personalized marketing consulting services and exposure across a broad network of local marketing products, including our print, online and mobile yellow pages and search solutions, as well as major search engines.

To help our clients grow their businesses, we provide marketing products that help them get found by ready-to-buy consumers. We provide the Dex® Advantage, an integrated offering that ensures our local clients’ business information is published and marketed through a single profile and distributed via a variety of both owned and operated products and through other local search products. This expands the distribution of our clients’ content and messages to wherever, whenever and however consumers choose to search, helping them get found.

The Dex Advantage spans multiple media platforms for local advertisers including print with our Dex published directories, which we co-brand with other recognizable brands in the industry such as Qwest, CenturyLink (formerly Embarq) and AT&T, online and mobile devices with DexKnows.com® and voice-activated directory search at 1-800-Call-Dextm. Our digital affiliate provided solutions are powered by DexNettm, which leverages network partners including the premier search engines, such as Google® and Yahoo!® and other leading online sites. We believe our Dex Advantage offers a highly effective set of marketing tools to local businesses that operate in the markets we serve.

Where our marketing products help local businesses get found by ready-to-buy consumers, our marketing services are designed to help these businesses get chosen over their competitors. Our growing list of marketing services include local business and market analysis, message and image creation, target market identification, advertising and digital profile creation, keyword and search engine optimization strategies and programs, distribution strategies, social strategies, and tracking and reporting.

Our executive offices are located at 1001 Winstead Drive, Cary, North Carolina 27513 and our telephone number is (919) 297-1600. Our corporate Internet website address is www.DexOne.com. Information on our website is not part of this prospectus.

Reorganization

Dex One Corporation (formerly known as R.H. Donnelley Corporation (“RHD”)) was formed on February 6, 1973. On May 28, 2009, RHD and all of its subsidiaries (the “Debtors”) filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) commencing their Chapter 11 bankruptcy cases (the “Chapter 11 Cases”). The Chapter 11 Cases were jointly administered under the caption In re: R.H. Donnelley Corporation et al, Case No. 09-11833 (KG) (Bankr. D. Del. 2009). On January 29, 2010 (the “Effective Date”), the Debtors consummated their reorganization through a series of transactions contemplated by their Joint Plan of Reorganization of R.H. Donnelley Corporation and Its Subsidiaries (the “Plan”) as approved and confirmed by the Bankruptcy Court. On the Effective Date, RHD also changed its name to Dex One Corporation (the “Company”).

Pursuant to the Plan, on the Effective Date, the Company, among other things, issued (i) 50,000,001 shares of its common stock, $0.001 par value per share (the “common stock”), to all holders of the public debt securities of RHD and its subsidiaries that were outstanding prior to the commencement of the Chapter 11 Cases and (ii) $300 million aggregate principal amount of its Senior Subordinated Notes to holders of Dex Media West LLC’s (a subsidiary of the Company, “DMW”) 8.5% senior notes due 2010 and 5.875% senior notes due 2011. Also pursuant to the Plan, the Company reserved 5,555,556 shares of its common stock for issuance pursuant to the Dex One Corporation Equity Incentive Plan. Consistent with the Bankruptcy Court’s confirmation order regarding the Plan and applicable law, the Company relied on Section 1145(a)(1) of the

Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933 the issuance of the shares of common stock and Senior Subordinated Notes.

Notwithstanding that the shares of common stock and the Senior Subordinated Notes issued pursuant to Section 1145(a)(1) of the Bankruptcy Code are deemed to be issued in a “public offering,” certain holders of those securities, such as affiliates of the Company, may be restricted in their ability to freely trade those securities. Therefore, pursuant to the Plan, on the Effective Date, RHD and Franklin Advisers, Inc. and certain of its affiliates (together, the “Franklin Entities”) entered into a registration rights agreement. The registration rights agreement requires the Company to register with the SEC certain shares of its common stock and/or its Senior Subordinated Notes upon the request of one or more Eligible Holders (as defined in the registration rights agreement), in accordance with the terms and conditions set forth therein. The Company is also required, pursuant to the registration rights agreement, to file a shelf registration statement covering the resale of Registrable Securities (as defined in the registration rights agreement) within a certain period following the filing of our Annual Report on Form 10-K for the year ended December 31, 2009. The registration rights agreement also provides to Eligible Holders certain piggyback registration rights in connection with the registration of other securities by the Company. The purpose of the registration rights agreement is to permit certain holders of the common stock or Senior Subordinated Notes, including affiliates of the Company, to register the resale of the shares of common stock or Senior Subordinated Notes owned by them. This prospectus is part of the registration statement filed as a “shelf” registration statement in accordance with the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement to which this prospectus is a part. A copy of the registration rights agreement is available upon request to the Company at the address indicated under “Where You Can Find More information.”

Also on the Effective Date, three subsidiaries of the Company, R.H. Donnelley Inc. (“RHDI”), Dex Media East, Inc. (successor by merger to Dex Media East LLC, “DMEI”) and Dex Media West, Inc. (successor by merger to Dex Media West LLC, “DMWI”) each amended and restated of their existing credit facilities (collectively, the “Subsidiary Credit Facilities”). Each of the Subsidiary Credit Facilities (i) consists of term loans, with aggregate outstanding principal balances as of the Effective Date of: RHDI — $1,224,885,312; DMEI — $956,202,564; and DMWI — $903,737,179, (ii) includes an uncommitted revolving credit facility for borrowing of up to $40,000,000 (subject to certain conditions) and (iii) has a maturity date of October 24, 2014.

The obligations under each of the Subsidiary Credit Facilitates are guaranteed by the subsidiaries of the borrower thereunder (RHDI, DMEI or DMWI, as the case may be) and are secured by a lien on substantially all of the borrower’s and its subsidiaries’ tangible and intangible assets, including a pledge of the stock of the applicable borrower’s subsidiaries, as well as a mortgage on certain real property, if any.

Pursuant to a shared guaranty and collateral agreement and subject to an intercreditor agreement among the administrative agents under each of the Subsidiary Credit Facilitates, the Company and certain subsidiaries of the Company (other than RHDI, DMEI, DMWI and their respective subsidiaries), guaranty the obligations under each of the Subsidiary Credit Facilitates and the obligations are secured by a lien on substantially all of such guarantors’ tangible and intangible assets (other than the assets of the Company’s subsidiary, Business.com, Inc.), including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any.

RISK FACTORS

Investing in our common stock and the Senior Subordinated Notes involves risk. You should consider carefully the risks described below and all of the information contained in or incorporated by reference into this prospectus before deciding whether to invest in our common stock or the Senior Subordinated Notes. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business, results of operations and our financial condition. Our business, results of operations or financial condition could be materially adversely affected by any of these risks. The trading price of our common stock or the Senior Subordinated Notes could decline due to any of these risks. You may lose all or part of your investment in our common stock or the Senior Subordinated Notes.

Risks Related to Ownership of the Senior Subordinated Notes

You may have limited liquidity in future sales of your Senior Subordinated Notes.

The Company does not intend to apply to list the Senior Subordinated Notes on any securities exchange or to have the Senior Subordinated Notes quoted on any automated quotation system. We can give no assurance as to the liquidity of the Senior Subordinated Notes or whether a liquid trading market for the Senior Subordinated Notes has developed or will develop. If a liquid trading market does not develop for the Senior Subordinated Notes, it could be difficult to trade the Senior Subordinated Notes and it could adversely affect the price you would be able to receive for the Senior Subordinated Notes should you be able to trade them. If no active trading market develops for the Senior Subordinated Notes, you may not be able to resell the Senior Subordinated Notes at their fair market value or at all.

The liquidity of any trading market and the market price for the Senior Subordinated Notes will depend on, among other things: (1) the number of holders of the Senior Subordinated Notes; (2) the Company’s financial performance; (3) the market for securities that are similar to the Senior Subordinated Notes; (4) prevailing interest rates; and (5) the interest of securities dealers in making a market in the Senior Subordinated Notes. Even if a market for the Senior Subordinated Notes has developed or does develop, the Senior Subordinated Notes may trade at a discount, depending on the factors described above.

The resale of the Senior Subordinated Notes registered by this prospectus may adversely affect the market price of the Senior Subordinated Notes.

At the time of our emergence from bankruptcy, we granted registration rights to the Selling Securityholders. The Senior Subordinated Notes held by the Selling Securityholders are registered for resale under the registration statement of which this prospectus forms a part. We granted the Selling Securityholders rights to cause us, at our expense, to file the registration statement of which this prospectus forms a part, covering resale of Senior Subordinated Notes held by the Selling Securityholders. The Selling Securityholders, as of April 2, 2010, owned approximately 38.9% of the outstanding aggregate principal amount of our outstanding Senior Subordinated Notes, all of which may be sold pursuant to the registration statement of which this prospectus forms a part from time to time. These Senior Subordinated Notes may also be sold under Rule 144 of the Securities Act of 1933. The ability of the Selling Securityholders to sell a large number of Senior Subordinated Notes could be adversely disruptive to the trading price of the Senior Subordinated Notes.

We may be unable to purchase the Senior Subordinated Notes upon a change of control.

Upon the occurrence of certain “change of control” events, you may require us to purchase your Senior Subordinated Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. The terms of the Subsidiary Credit Facilities will limit our ability to purchase the Senior Subordinated Notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase the Senior Subordinated Notes unless our subsidiaries are able to refinance or obtain waivers under the Subsidiary Credit Facilities and other indebtedness with similar restrictions. In addition, we cannot assure you that we will have the financial resources to purchase the Senior Subordinated Notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. The Subsidiary Credit Facilities provide that certain change of control events will constitute a default and could result in the acceleration of our indebtedness thereunder.

Because the Senior Subordinated Notes are unsecured and are subordinated to all Senior Debt, the Senior Subordinated Notes will be subordinate in right of payment to all existing and future Senior Debt and will be subject to the prior claims of any secured creditors of Dex One Corporation and its subsidiaries.

The debt evidenced by the Senior Subordinated Notes is the senior subordinated unsecured obligation of Dex One Corporation exclusively (and not the obligation of any of its subsidiaries) and is subordinated in right of payment to all Senior Debt (as defined below under “Description of Senior Subordinated Notes — Certain Definitions”). Senior Debt includes Dex One Corporation’s guarantee of the obligations under each of the Subsidiary Credit Facilities. The payment of the principal of, premium, if any, and interest on the Senior Subordinated Notes will be subordinate in right of payment to the prior payment in full of all existing and future Senior Debt. As of the Effective Date, the Company had $3.384 billion consolidated aggregate amount of indebtedness outstanding, $3.084 billion of which was Senior Debt, all of which is outstanding under the Subsidiary Credit Facilities. Furthermore, each of the Subsidiary Credit Facilities is secured by substantially all of the assets of the borrower (RHDI, DMEI or DMWI, as applicable) and the borrower’s subsidiaries. Except as limited by the indenture governing the terms of the Senior Subordinated Notes and as described below under “Description of Senior Subordinated Notes — Certain Covenants — Limitation on Debt,” there are no limits on the amount of secured and unsecured indebtedness that we may incur.

We depend upon dividends or other intercompany transfers from our subsidiaries to meet our obligations under the Senior Subordinated Notes. Claims of creditors of these subsidiaries may have priority over claims by us with respect to the assets and earnings of these subsidiaries.

The Senior Subordinated Notes are direct unsecured obligations of Dex One Corporation exclusively, and not the obligation of any of our subsidiaries. Dex One Corporation is a holding company that derives substantially all of its income from its operating subsidiaries. Substantially all of our assets are held by our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt and other liabilities, including the Senior Subordinated Notes, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or otherwise pay amounts due with respect to the Senior Subordinated Notes or to make specific funds available for such payments. In addition, none of these subsidiaries is guaranteeing the Senior Subordinated Notes and all existing and future liabilities of our subsidiaries will be effectively senior to the Senior Subordinated Notes. Furthermore, each of the Subsidiary Credit Facilities is secured by substantially all of the assets of the borrower (RHDI, DMEI or DMWI, as applicable) and the borrower’s subsidiaries.

The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends and other distributions to us). In addition, the terms of the Subsidiary Credit Facilities restrict the ability of RHDI, DMEI and DMWI and their respective subsidiaries to pay dividends or make other cash distributions, or lend money to, Dex One Corporation and the terms of any future debt of our subsidiaries may contain similar restrictions. Our financial condition and operating performance and that of our subsidiaries is also subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, and interest on our indebtedness.

Our rights and the rights of any holder of the Senior Subordinated Notes (or other of our creditors) to participate in the assets of any subsidiary upon that subsidiary’s liquidation, bankruptcy or recapitalization will be subject to the prior claims of that subsidiary’s creditors and preferred equity holders, if any, except to the extent we may be a creditor with recognized claims against such subsidiary. In addition, the debt outstanding under each of the Subsidiary Credit Facilities is secured by substantially all of the assets of the borrower (RHDI, DMEI or DMWI, as the case may be) and the borrower’s subsidiaries. Furthermore, Dex One Corporation’s guarantee of each of the Subsidiary Credit Facilities constitutes Senior Debt, to which the Senior Subordinated Notes are subordinate in right of payment. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, the holders of the Senior Subordinated Notes may not receive any amounts with respect to the Senior Subordinated Notes until after the payment in full of the Subsidiary Credit Facilities and other claims of creditors and preferred equity holders, if any, of our subsidiaries.

As of February 28, 2010, RHDI, DMEI and DMWI together had $3.606 billion of total liabilities, excluding intercompany indebtedness and deferred tax liabilities resulting from fresh start accounting.

The Senior Subordinated Notes were issued with original issue discount for U.S. federal income tax purposes.

The Senior Subordinated Notes were issued with original issue discount for U.S. federal income tax purposes. A U.S. Holder (as defined under “Certain Material United States Federal Income Tax Considerations”) generally must include original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to such income, regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations.”

Risks Related to Ownership of Our Common Stock

The resale of shares of our common stock registered by this prospectus may adversely affect the market price of our common stock.

At the time of our emergence from bankruptcy, we granted registration rights to the Selling Securityholders. The shares of our outstanding common stock held by the Selling Securityholders are registered for resale under the registration statement of which this prospectus forms a part. We have granted the Selling Securityholders rights to cause us, at our expense, to file the registration statement of which this prospectus forms a part, covering resale of shares of common stock held by the Selling Securityholders. The Selling Securityholders, as of April 2, 2010, owned approximately 30.5% of our outstanding common stock, all of which may be sold pursuant to the registration statement of which this prospectus forms a part from time to time. These shares may also be sold under Rule 144 of the Securities Act or 1933, subject to restrictions on volume and manner of sale. The ability of the Selling Securityholders to sell a large number of shares could be adversely disruptive to the trading price of our common stock.

The ownership position of the Franklin Entities limits other stockholders’ ability to influence corporate matters.

As of April 2, 2010, the Franklin Entities had sole voting power and sole dispositive power over approximately 30.5% of our outstanding common stock. As a result, the Franklin Entities may be able to exercise significant control over matters requiring stockholder approval. Further, the Franklin Entities could have significant influence over certain amendments to our certificate of incorporation or any amendment to our bylaws, as only holders of at least 66 2/3% of the voting power of the then outstanding shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class, may amend or repeal certain provisions of our certificate of incorporation or amend or alter our bylaws or adopt new bylaws. Your interests as a holder of common stock may differ from the interests of the Franklin Entities (and their clients). This concentrated ownership position may limit other stockholders’ ability to influence corporate matters and, as a result, the Company may be duly authorized to take actions (or not take actions) that some of our stockholders do not (would) view as beneficial.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

Since our emergence from bankruptcy, there has been a low volume of trading in our common stock. We can give no assurance that there will be greater liquidity in the trading market for our common stock in the future. If there is limited liquidity in the trading market for our common stock, a sale of a large number of shares of our common stock could be adversely disruptive to the market price of our common stock.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock. These risks include those described or referred to in this “Risk Factors” section and in the other documents incorporated herein by reference as well as, among other things:

•	our operating and financial performance and prospects;

•	our ability to repay our debt;

•	our access to financial and capital markets to refinance our debt or replace the existing Subsidiary Credit Facilities of our primary operating subsidiaries;

•	investor perceptions of us and the industry and markets in which we operate;

•	our dividend policy;

•	future sales of equity or equity-related securities;

•	changes in earnings estimates or buy/sell recommendations by analysts; and

•	general financial, domestic, economic and other market conditions.

Our Certificate of Incorporation contains express provisions that may result in the limitation of the future acquisition of our common stock.

Our certificate of incorporation contains provisions (the “Preservation of Tax Benefits Provision”) generally prohibiting (i) the acquisition of 4.9% or more of our common stock by any one person or group of persons who shares would be aggregated pursuant to Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the acquisition of additional common stock by persons already owning 4.9% or more of our common stock, in each case until February 2, 2011, or such shorter period as may be determined by our board of directors. Without these restrictions, it is possible that certain changes in the ownership of our common stock could result in the imposition of limitations on the ability of the Company and its subsidiaries to fully utilize the net operating losses and other tax attributes currently available to them for U.S. federal and state income tax purposes.

Each share of our common stock contains a restrictive legend reflecting the Preservation of Tax Benefit Provision until the expiration of such provision. The Preservation of Tax Benefit Provision could limit a holder of common stock’s ability to sell such holder’s shares to certain persons, reduce the liquidity in the trading market for the common shares and thus adversely affect the prices at which the common stock may be sold.

The Preservation of Tax Benefits Provision could also be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person, entity or group to accumulate 4.9% or more of our common stock and the ability of persons, entities or groups now owning 4.9% or more of our common stock from acquiring additional common stock, without the approval of our board of directors. The Preservation of Tax Benefits Provision could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of common stock for which some stockholders might receive a premium above market value. In addition, the Preservation of Tax Benefits Provision may delay the assumption of control by a holder of a large block of our common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders. Notwithstanding the foregoing, our board of directors will have the discretion to approve a transfer of common stock that would otherwise violate the transfer restrictions if it determines that such transfer is in the Company’s best interests. If our board of directors decides to permit a transfer that would otherwise violate the transfer restrictions, that transfer or later transfers may result in an “ownership change” that could limit our use of net operating losses and other tax attributes which could have a material adverse impact on our results of operations.

Provisions of our certificate of incorporation and bylaws and Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove the current members of our board of directors and management.

Our certificate of incorporation and bylaws and provisions of Delaware law to which we are subject contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent (i) a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders, or (ii) changes in our board or directors and management that our stockholders may deem advantageous. See “Description of Capital Stock — Anti-Takeover Effects of Provisions of the Delaware Corporate Law and Provisions Included in Our Certificate of Incorporation and Bylaws.”

Our certificate of incorporation allows our board of directors to issue up to 10,000,000 shares of preferred stock. Our board of directors can determine the powers (including voting), preferences and rights of those shares without any further vote or action by the stockholders. Our board of directors may issue our preferred stock in ways that may delay, deter or prevent a change in control of the Company by means of a merger, tender offer, proxy contest or otherwise without further action by our stockholders and may affect the voting and other rights of the holders of our common stock. The issuance of our preferred stock with voting and conversion rights also may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. Our board of directors may issue, or reserve for issuance, any series of preferred stock to be used in connection with a “poison pill” or similar “shareholder rights plan” which, if implemented, may delay, deter or prevent a change in control of the Company.

Additionally, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a person who owns 15% or more of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired 15% or more of our outstanding voting stock, unless the merger or combination is approved in a manner provided by the DGCL. On January 29, 2010, our board of directors adopted resolutions providing that, for purposes of Section 203 of the DGCL, the issuance of the our common stock to the Franklin Entities pursuant to the Plan, as well as any subsequent transfers among the Franklin Entities, were approved such that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to any of the Franklin Entities.

Our common stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of our common stock are equity interests. This means the shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. The indenture governing the Senior Subordinated notes prohibits us from paying cash dividends on or making distributions in cash with respect to our common stock, and future indebtedness may restrict payment of dividends on the common stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of common stock if we are not prohibited or restricted by the terms of any Debt from paying dividends, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of the board and (ii) as a corporation, we are restricted to only making dividend payments and redemption payments out of legally available assets. Further, the common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of common stock or similar securities in the market or the perception that such sales could occur. In addition, pursuant to the Plan, the Company has reserved 5,555,556 shares of its common stock for issuance pursuant to the Dex One Corporation Equity Incentive Plan.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

The indenture governing the Senior Subordinated Notes prohibits us from paying cash dividends on or making distributions in cash with respect to our common stock. The Subsidiary Credit Facilities impose certain limitations on certain of our subsidiaries from paying dividends or making distributions in cash or property to us. Future indebtedness may also restrict payment of dividends on the common stock. Even if the payment of cash dividends is not prohibited or restricted under any future indebtedness, any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant. We may not generate sufficient cash from operations in the future to pay dividends on our common stock.

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2005 through 2009 is set forth below.

	Year Ended December 31,
	2005		2006	2007		2008	2009

Ratio of Earnings to Fixed Charges	1.4	x	(1)	1.1	x	(1)	(1)

(1)	The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. For purposes of computing the ratio of earnings to fixed charges:

•	earnings consist of (a) income (loss) from continuing operations before income taxes and (b) fixed charges; and

•	fixed charges consist of (a) interest on debt, (b) amortization of debt issuance costs and (c) one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

Due to our losses for the years ended December 31, 2006, 2008 and 2009, the ratio was less than 1:1. We would have had to generate additional earnings of $322.2 million, $3,576.0 million and $7,287.0 million to achieve a coverage ratio of 1:1 for the years ended December 31, 2006, 2008 and 2009, respectively.

USE OF PROCEEDS

The Selling Securityholders will receive all of the proceeds from the sale of our common stock or the Senior Subordinated Notes offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock or the Senior Subordinated Notes offered hereby.

DESCRIPTION OF CAPITAL STOCK

The description of our common stock that follows is a summary only and is qualified in its entirety by reference to the our certificate of incorporation and bylaws.

Authorized Capital Stock

We have authority to issue a total of (i) 300,000,000 shares of common stock, $.001 par value per share (the “common stock”), and (ii) 10,000,000 shares of preferred stock, $.001 par value per share (the “preferred stock”). The powers, preferences and rights of holders of shares of our common stock are subject to, and may be adversely affected by, the powers, preferences and rights of the holders of shares of any series of preferred stock that we may designate and issue in the future without stockholder approval. See “Blank Check preferred stock” below.

Common Stock

Voting Rights.  All shares of our common stock have identical powers, preferences and rights. Except as otherwise provided by the DGCL, or by the powers, preferences or rights of any series of preferred stock, the entire voting power of the shares of the Company for the election of directors and for all other purposes shall be vested exclusively in the common stock. Each share of common stock shall have one vote upon all matters to be voted on by the holders of common stock. Holders of common stock have no cumulative voting rights.

Dividend Rights.  Subject to the DGCL, the rights and preferences of any series of preferred stock and contractual restrictions, the holders of common stock shall be entitled to receive such dividends and distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by our board of directors of the Company (the “board of directors”) from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or other winding up of the Company, after payment in full of all amounts owed to our creditors and holders of any outstanding shares of any series of our preferred stock, each share of common stock shall share equally upon any distribution of the remaining assets of the Company.

Other Rights.  Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Blank Check Preferred Stock

Our board of directors is authorized to create and issue from time to time, pursuant to our certificate of incorporation, without stockholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix the designation of any series of preferred stock and the number of shares of any series of preferred stock and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions of the shares of each series, including, without limitation, the following:

•	dividend rights and dividend rates;

•	voting rights;

•	liquidation preferences;

•	terms of any redemption (including any sinking or purchase fund provisions);

•	redemption price or prices or rate or rates;

•	conversion and exchange rights;

•	restrictions on the issuance of shares of the same series or of any other class or series of stock of the Company;

•	restrictions upon the creation of indebtedness of the Company or any subsidiary of the Company; and

•	restrictions upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of the Company of, any outstanding stock of the Company.

We may issue our preferred stock in ways that may delay, deter or prevent a change in control of the Company without further action by our stockholders and may affect the voting and other rights of the holders of our common stock. The issuance of our preferred stock with voting and conversion rights also may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. Our board of directors may issue, or reserve for issuance, any series of preferred stock to be used in connection with a “poison pill” or similar “shareholder rights plan” which, if implemented, may delay, deter or prevent a change in control of the Company.

Anti-takeover Effects of Provisions of the Delaware Corporate Law and Provisions Included In Our Certificate of Incorporation and Bylaws

The DGCL, our certificate of incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a merger or other business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

(i) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to certain exclusions; or

(iii) on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines an “interested stockholder” as:

(i) any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation;

(ii) any entity or person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

(iii) the affiliates or associates of any such entities or persons.

The provisions of Section 203 of the DGCL described above could have the following effects on the Company, among others:

(i) delaying, deferring or preventing a change in control;

(ii) delaying, deferring or preventing the removal of directors or existing management;

(iii) deterring potential acquirers from making an offer to the stockholders of the Company; and

(iv) limiting any opportunity of stockholders of the Company to realize premiums over prevailing market prices of the common stock in connection with offers by potential acquirers.

This could be the case even if a majority of the Company’s stockholders might benefit from a change of control or offer.

On January 29, 2010, our board of directors adopted resolutions providing that, for purposes of Section 203 of the DGCL, the issuance of the our common stock to the Franklin Entities pursuant to the Plan, as well as any subsequent transfers among the Franklin Entities, were approved such that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to any of the Franklin Entities.

Certain Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws provide for the following, which, in each case, may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company:

Directors, and Not Stockholders, Fix the Size of Our Board of Directors.  Until the commencement of the second annual meeting of stockholders after the Effective Date (the “Sunset Time”), our board of directors may not change the number of directors constituting the entire board of directors, which in any event shall not be less than three directors, without the vote of 66 2/3% of the entire board of directors. After the Sunset Time, a majority of the entire board of directors may change the number of directors constituting the entire board of directors.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders.  Any vacancy on our board of directors may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and may not be filled by any other person or persons, including stockholders of the Company. Any director so appointed shall hold office until the next annual meeting of stockholders that is at least 120 days after the appointment of such director and until such director’s successor is duly elected and shall qualify, or until such director’s earlier death, resignation or removal.

No Action by Written Consent of Stockholders.  Except as otherwise provided by resolutions, if any, of our board of directors fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any series of preferred stock, no action may be taken by stockholders, except at a duly called annual or special meeting of stockholders, and stockholder action by written consent is prohibited.

Special Meetings of Stockholders.  Special meetings of our stockholders may only be held upon the call of a majority of the entire board of directors, the chairman of our board of directors, our chief executive officer or our president or at the request in writing of the holders of at least 25% of the voting power of shares of stock issued and outstanding and entitled to vote on the matter and for the purpose stated in the written request of such stockholders.

Advance Notice Requirement.  Stockholders must provide timely notice when seeking to:

•	bring business before an annual meeting of stockholders;

•	bring business before a special meeting of stockholders; or

•	nominate candidates for election at an annual or special meeting of stockholders.

To be timely, a stockholder’s notice must be received at our principal executive offices:

•	in the case of an annual meeting:

•	not later than the ninetieth day nor earlier than the one hundred twentieth day prior to the anniversary date of the immediately preceding annual meeting; or

•	if the annual meeting is called for a date that is not within thirty days before or after the anniversary date of the preceding year’s annual meeting date, not later than the tenth day following the day on which notice of the date of the annual meeting was first mailed or the first public disclosure of the date of the annual meeting is made, whichever first occurs; or

•	in the case of a special meeting, the request by stockholders for a special meeting must include a stockholder’s notice (including any nomination of any person for election to our board of directors at such special meeting).

Our certificate of incorporation and bylaws specify requirements as to the form and content of the stockholder’s notice. These provisions may preclude stockholders from bringing matters before any meeting of stockholders or from making nominations for directors at any meeting of stockholders. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of stockholders, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Supermajority Vote Required to Amend Specified Provisions of Our Certificate of Incorporation and to Amend or Alter our Bylaws or Adopt New Bylaws.  The approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal certain provisions of our certificate of incorporation, including provisions relating to the number of directors constituting our board of directors and how that number is fixed, the power of our board of directors to make, alter, amend or repeal our bylaws, stockholder action without a meeting, indemnification and exculpation of directors and officers, provisions relating to amendment of our certificate of incorporation, the Company’s election to be governed by Section 203 of the DGCL and certain restrictions on transfers of shares of common stock and other equity securities of the Company (see “Transfer Restrictions on Common Stock and other Equity Securities” below).

Our bylaws may be amended or altered or new bylaws adopted by (i) the approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class at a meeting of the stockholders, provided that the notice of such meeting must include the proposed amendment, alteration or new bylaws, or (ii) a vote of, (x) prior to the Sunset Time, 66 2/3% of, and (y) on and after the Sunset Time, a majority of, our entire board of directors at any meeting. Our board of directors may amend any provision of our bylaws, including any bylaw adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of our bylaws which shall not be amended by our board of directors. Notwithstanding the above, certain provisions of our bylaws, including provisions relating to advance notice for stockholder meetings and nomination procedures for stockholders, number and election of directors and amendment of our bylaws, may not be amended or repealed in any respect, and no provision inconsistent therewith may be adopted by the stockholders or our board of directors, without the approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Other Bylaw Provisions with Sunset Time Expiration.  Our bylaws provide that the quorum for the transaction of business by our board of directors will be a majority of the entire board of directors. An act of our board of directors must be approved by, prior to the Sunset Time, the lesser of (i) 66 2/3% of the directors present at any meeting at which there is a quorum and (ii) a majority of our entire Board of Directors and, on and after the Sunset Time, a majority of the directors present at any meeting at which there is a quorum.

Our board of directors may establish the compensation and expenses directors will receive by affirmative vote of, (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, our entire board of directors.

The Company has three standing committees of its board of directors: an Audit and Finance Committee, a Compensation and Benefits Committee and a Corporate Governance Committee, in each case maintained in compliance with the rules and regulations of the SEC, the New York Stock Exchange and applicable law. Our board of directors may establish other committees with the approval of, (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, our entire board of directors. Our board of directors may discontinue such other committees at any time by resolution or resolutions passed by a majority of our entire board of directors. The members of any committee of our board of directors will be appointed by, and will hold office at the pleasure of, (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, our entire board of directors. Our board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, by resolution or resolutions passed by (i) prior to the Sunset Time, 66 2/3% of, and (ii) on and after the Sunset Time, a majority of, our entire board of directors. The act of (i) prior to the Sunset Time, the lesser of (x) 66 2/3% of the members of any committee of our board of directors present at any meeting at which there is a quorum, and (y) a majority of the entire committee and (ii) on and after the Sunset Time, a majority of the members of the entire committee present at any meeting at which there is a quorum shall be the act of the committee.

Authorized but Unissued Shares.  The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of any exchange on which our stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Issuance of Blank Check Preferred Stock.  Our board of directors is authorized to create and issue, without further action by the stockholders, up to an aggregate of 10,000,000 shares of preferred stock in one or more series with powers (including voting), preferences and rights designated from time to time by the board of directors as described above under “Authorized Capital Stock — Blank Check preferred stock.” The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Transfer Restrictions on Common Stock and Certain other Equity Securities.

General.  Our certificate of incorporation (the “Preservation of Tax Benefits Provision”) generally prohibits (i) the acquisition of 4.9% or more of our common stock1 by any one person or group of persons whose shares would be aggregated pursuant to Section 382 and (ii) the acquisition of additional common stock by persons already owning 4.9% or more of our common stock, in each case until February 2, 2011, or such shorter period as may be determined by our board of directors (which is referred to as the “restriction period”). Without these restrictions, it is possible that certain changes in the ownership of our common stock could result in the imposition of limitations on the ability of the Company and its subsidiaries to fully utilize the net operating losses and other tax attributes currently available to them for U.S. federal and state income tax purposes.

1 The term “common stock” for these purposes means any interest in the common stock that would be treated as “stock” of the Company pursuant to Treasury Regulations under Section 382 of the Code. The Preservation of Tax Benefits Provision generally provides rules restricting ownership of common stock; preferred stock, if any, issued by the Company; and warrants, options and certain other equity rights with respect to the Company’s stock.

Prohibited Transfers.  The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of common stock that result from the transfer of interests in other entities that own common stock) during the restricted period if the effect would be to:

•	increase the direct or indirect ownership of our common stock by any Person (as defined below) from less than 4.9% to 4.9% or more of our common stock[2]; or

•	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.9% or more of our common stock (a “4.9% stockholder”).

“Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of common stock would by attribution cause another Person to exceed such threshold. A transfer for these purposes also includes the creation or grant of an option within the meaning of Section 382.

For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

Public Groups; Modification and Waiver of Transfer Restrictions.  The transfer restrictions contain an exception permitting otherwise prohibited transfers of our common stock to a “public group,” which for these purposes means a group of individuals, entities or other persons each of whom owns, directly or indirectly, less than 5.0% percent of the common stock. These permitted transfers include transfers to public groups that would be created by the transfer and treated as a 4.9% stockholder. This exception is designed to facilitate sales by stockholders into the market to reduce their holdings. In addition, a transfer from one member of a public group to another member of the public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted.

In addition, the transfer restrictions will not apply if the transferor or the transferee obtains the written approval of our board of directors, and the board of directors will be deemed to have consented to any such proposed transfer within 20 days of receiving written notice unless (i) our board of directors determine in good faith based on their reasonable assessment that the proposed transfer could jeopardize the realization of our federal net operating losses and other tax attributes and (ii) the transferor has been notified of such determination. Notwithstanding the foregoing, our board of directors will have the discretion to approve a transfer of common stock that would otherwise violate the transfer restrictions if it determines that such transfer is in the Company’s best interests. If our board of directors decides to permit a transfer that would otherwise violate the transfer restrictions, that transfer or later transfers may result in an “ownership change” that could limit our use of net operating losses and other tax attributes, which could have a material adverse impact on our results of operations. In deciding whether to grant a waiver, our board of directors may seek the advice of counsel and tax experts with respect to the preservation of our federal net operating losses and other tax attributes pursuant to Section 382. In addition, our board of directors may request relevant information from the acquirer and/or selling party in order to determine compliance with the Preservation of Tax Benefits Provision or the status of our federal income tax benefits.

2 Complicated rules of constructive ownership, aggregation, segregation, combination and other common stock ownership rules prescribed by the Code apply in determining a Person’s percentage ownership of common stock.

In addition, in the event of a change in law, our board of directors will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions and terms of the transfer restrictions (other than the Expiration Date (as defined below)), provided that our board of directors determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve net operating losses and other tax attributes or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

Our board of directors may, subject to the terms of the Preservation of Tax Benefits Provision, establish, modify, amend or rescind bylaws, regulations and procedures of the Company for purposes of determining whether any transfer of common stock would jeopardize the Company’s ability to preserve and use net operating losses and other tax attributes.

Expiration of Preservation of Tax Benefits Provision.  The Preservation of Tax Benefits Provision will expire on the earliest of (i) our board of directors’ determination that the Preservation of Tax Benefits Provision is no longer necessary for the preservation of net operating losses and other tax attributes because of the repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year of the Company to which our board of directors determines that no net operating losses or other tax attributes may be carried forward, (iii) such date as our board of directors determines that it is in the best interests of the Company and its stockholders for the transfer limitations in the Preservation of Tax Benefits Provision to expire or (iv) February 2, 2011 (the “Expiration Date”).

Consequences of Prohibited Transfers.  Any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the common stock owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock. Common stock purportedly acquired in violation of the transfer restrictions is referred to in this description as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such excess stock).

With respect to any transfer which does not involve a transfer of “securities” of the Company within the meaning of Delaware law but which would cause any 4.9% stockholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.9% stockholder shall be required to dispose of any interest that is not a security of the Company, but such 4.9% stockholder and/or any person whose ownership of securities of the Company is attributed to such 4.9% stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.9% stockholder not to be in violation of the transfer restrictions, provided, however, that no 4.9% stockholder shall be required to dispose of any securities of the Company which it owned or acquired as of the Effective Date. Such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 4.9% stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Legend on Stock.  A legend reflecting the Preservation of Tax Benefits Provision will be included on certificates representing securities of the Company, as required by the Preservation of Tax Benefits Provision, until the expiration of the Preservation of Tax Benefits Provision on February 2, 2011 or such earlier time designated by our board of directors.

Anti-Takeover Impact.  The basis for the Preservation of Tax Benefits Provision is to preserve the long-term value to the Company of certain tax attributes. However, the Preservation of Tax Benefits Provision could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.9% or more of our common stock and the ability of persons, entities or groups now owning 4.9% or more of our common stock from acquiring additional common stock, without the approval of our board of directors. The Preservation of Tax Benefits Provision could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of common stock for which some stockholders might receive a premium above market value. In addition, the Preservation of Tax Benefits Provision may delay the assumption of control by a holder of a large block of our common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

The definitions of certain terms used in this description can be found under the subheading “— Certain Definitions.” Defined terms used in this description but not defined below under the heading “— Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company”, “us” and “our” refer only to Dex One Corporation and not any of its Subsidiaries.

Dex One Corporation issued its 12%/14% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”) under the Indenture dated as of January 29, 2010, between R.H. Donnelley Corporation (the predecessor to Dex One Corporation) and The Bank of New York Mellon, as trustee (the “Trustee”).

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it may contain additional information and defines your rights under the Senior Subordinated Notes. In addition, the indenture governs the obligations of the Company under the Senior Subordinated Notes. A copy of the indenture is available upon request to the Company at the address indicated under “Where You Can Find More Information” and is incorporated by reference into this registration statement. The terms of the Senior Subordinated Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

Principal, Maturity and Interest

The aggregate principal amount of Senior Subordinated Notes that may be issued under the indenture may not exceed $300 million, subject to any increase in the outstanding principal amount of Senior Subordinated Notes or any PIK Notes issued in connection with the payment of any PIK Interest as provided in paragraph 1 of the Senior Subordinated Notes. The Senior Subordinated Notes will mature on January 29, 2017.

Under the terms of the indenture, the Senior Subordinated Notes accrue interest at a rate of 12% for cash interest payments and 14% if the Company elects PIK Interest payments. The Company may elect, prior to the start of each interest payment period, whether to make each interest payment on the Senior Subordinated Notes (i) entirely in cash or (ii) 50% in cash and 50% in PIK Interest. The interest rate on the Senior

Subordinated Notes may be subject to adjustment in the event the Company incurs certain specified debt with a higher effective yield to maturity than the yield to maturity of the Senior Subordinated Notes.

Interest on the Senior Subordinated Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be payable in arrears on each March 31 and September 30, commencing March 31, 2010 or if any such day is not a Business Day, the next succeeding Business Day. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 immediately preceding the Interest Payment Date (whether or not a Business Day). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay or cause to be paid interest (including post-petition interest in a proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue interest, to the extent permitted by law, at the rate of 12% per annum.

To the extent permitted by paragraph 1 of the Senior Subordinated Notes, the Company may issue PIK Notes under the indenture in payment of PIK Interest on the Senior Subordinated Notes, which PIK Notes shall have identical terms as the Senior Subordinated Notes issued on the Issue Date. The Company must elect the form of interest payment with respect to each interest period in accordance with paragraph 1 of the Senior Subordinated Note by delivering a notice to the Trustee no later than two Business Days prior to the beginning of such interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Senior Subordinated Notes will be payable in the form of the interest payment for the prior interest period.

PIK Interest will be payable (i) in the case of Global Notes, by increasing the principal amount of the Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the depository or otherwise, by authenticating new Global Notes executed by the Company with such increased principal amounts) or (ii) in the case of Physical Notes, by issuing PIK Notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes for original issuance to the Holders on the relevant record date, as shown by the records of the Senior Subordinated Note register.

The Senior Subordinated Notes shall be issuable only in fully registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000; provided that in the case of any PIK Payment, the aggregate principal amount of the Senior Subordinated Notes of a Holder may be increased by, or PIK Notes may be issued to such Holder in, a principal amount equal to the amount of PIK Interest paid with respect to the Senior Subordinated Notes of such Holder for the applicable period, rounded up to the nearest whole dollar.

Methods of Receiving Payments on the Senior Subordinated Notes

If a Holder has given wire transfer instructions to the Company or the paying agent, the Company will, in the case of Global Notes, and may, in the case of Physical Notes, pay, or cause to be paid by the paying agent, all principal, premium (if any) and cash interest, on that holder’s Senior Subordinated Notes in accordance with those instructions. All other payments on the Senior Subordinated Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make cash interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar

The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

The Senior Subordinated Notes may be presented for registration of transfer and exchange at the offices of the registrar. When Senior Subordinated Notes are presented to the registrar with a request from the Holder of such Senior Subordinated Notes to register a transfer or to exchange them for an equal principal amount of Senior Subordinated Notes of other authorized denominations, the registrar shall register the transfer as requested. Every Senior Subordinated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The registrar will not be required to exchange or register a transfer of any Senior Subordinated Note for a period of 15 days immediately preceding the redemption of Senior Subordinated Notes, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

Ranking and Subordination

The debt evidenced by the Senior Subordinated Notes is the senior subordinated unsecured obligation of Dex One Corporation exclusively (and not the obligation of any of its subsidiaries) and is subordinated in right of payment to all Senior Debt (as defined below under “— Certain Definitions”). Senior Debt includes Dex One Corporation’s guarantee of the obligations under each of the Subsidiary Credit Facilities. The payment of the principal of, premium, if any, and interest on the Senior Subordinated Notes will be subordinate in right of payment to the prior payment in full of all existing and future Senior Debt. As of the Effective Date, the Company had $3.384 billion consolidated aggregate amount of indebtedness outstanding, $3.084 billion of which was Senior Debt, all of which is outstanding under the Subsidiary Credit Facilities. Furthermore, each of the Subsidiary Credit Facilities is secured by substantially all of the assets of the borrower (RHDI, DMEI or DMWI, as applicable) and the borrower’s subsidiaries. Except as limited by the indenture governing the terms of the Senior Subordinated Notes and as described below under “— Certain Covenants — Limitation on Debt,” there are no limits on the amount of secured and unsecured indebtedness that we may incur.

The Company and each Holder agree that the Debt evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in the section of the indenture regarding subordination, to the prior payment in full of all existing and future Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. Only Debt of the Company that is Senior Debt shall rank senior in right of payment to the Senior Subordinated Notes in accordance with the provisions of the indenture. The Senior Subordinated Notes shall in all respects rank equally in right of payment as all existing and future Pari Passu Debt of the Company, and shall rank senior in right of payment with all existing and future Subordinated Debt of the Company.

Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property:

(a) holders of Senior Debt shall be entitled to receive payment in full of such Senior Debt before Holders shall be entitled to receive any payment of principal or premium (if any) of or interest on the Senior Subordinated Notes; and

(b) until such Senior Debt is paid in full any payment or distribution to which Holders would be entitled but for this the section of the indenture regarding subordination of the Senior Subordinated Notes shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive shares of Capital Stock and any debt securities that are subordinated to such Senior Debt to at least the same extent as the Senior Subordinated Notes (“Permitted Junior Securities”).

The Company may not pay the principal of, premium (if any) or interest on the Senior Subordinated Notes (other than in the form of Permitted Junior Securities), or make any deposit pursuant the sections of the indenture regarding defeasance or satisfaction and discharge, and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Senior Subordinated Notes (collectively, “pay the Senior Subordinated Notes”) if (a) any Senior Debt is not paid when due or (b) any other default on such Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full; provided, however, that the Company may pay the Senior Subordinated Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Senior Debt with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

During the continuance of any default (other than a default described in clause (a) or (b) of the preceding paragraph) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Senior Subordinated Notes (except payment in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Senior Debt or (c) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the immediately preceding paragraph and the following three sentences), unless the holders of such Senior Debt or the Representative of such holders shall have accelerated the maturity of such Senior Debt, the Company may resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period. For purposes of this paragraph and the immediately preceding paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of Senior Debt (or their Representative) of the acceleration. If any Senior Debt is outstanding, the Company may not pay the Senior Subordinated Notes until five Business Days after such holders or the Representative of such Senior Debt receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if this the section of the indenture regarding subordination of the Senior Subordinated Notes otherwise permits payment at that time.

If a distribution is made to Holders that because of the section of the indenture regarding subordination of the Senior Subordinated Notes should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

Each Holder by accepting a Senior Subordinated Note acknowledges and agrees that the subordination provisions in the indenture are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Without in any way limiting the generality of the previous paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in the section of the indenture regarding subordination or the obligations in the indenture of the

Holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Optional Redemption

Except as set forth in the next paragraph below, the Senior Subordinated Notes are not redeemable at the option of the Company prior to January 29, 2011. Thereafter, the Senior Subordinated Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, including PIK Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on January 29 of the years set forth below:

Redemption Year	Redemption Price

2011	106%
2012	102%
2013	101%
2014 and thereafter	100%

The Senior Subordinated Notes may be redeemed, in whole or in part, at any time prior to January 29, 2011, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the sum of (i) 100% of the principal amount of the Senior Subordinated Notes redeemed on the Redemption Date and (ii) the Applicable Premium as of the applicable Redemption Date, plus and accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

For purposes of the immediately preceding paragraph, the following terms will have the following definitions:

“Applicable Premium” means, with respect to any Senior Subordinated Note on any Redemption Date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Senior Subordinated Note; and

(2) the excess of:

(a) the present value at such Redemption Date of (i) the redemption price of the Senior Subordinated Note at January 29, 2011 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on the Senior Subordinated Note through January 29, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the then outstanding principal amount of the Senior Subordinated Note.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 29, 2011; provided, however, that if the period from the Redemption Date to January 29, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

If the Company elects to redeem Senior Subordinated Notes pursuant to paragraph 5 of the Senior Subordinated Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Subordinated Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating such information. Such notice to the Trustee and Officer’s Certificate may be conditioned as provided below.

At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Senior Subordinated Notes to be redeemed at such Holder’s last address as the same appears on the registry books maintained by the registrar. The notice shall identify the Senior Subordinated Notes to be redeemed (including the CUSIP numbers thereof) and shall state: (1) the Redemption Date; (2) the redemption price; (3) the aggregate principal amount of Senior Subordinated Notes that are being redeemed; and, if fewer than all outstanding Senior Subordinated Notes are to be redeemed, that, after the Redemption Date and upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Senior Subordinated Note; (4) the name and address of the paying agent; (5) that Senior Subordinated Notes called for redemption must be surrendered to the paying agent to collect the redemption price; (6) that unless the Company defaults in making the redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the Redemption Date; (7) which subsection of paragraph 5 of the Senior Subordinated Notes is the provision of the Senior Subordinated Notes pursuant to which the redemption is occurring; (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes; and (9) any condition to such redemption and, if applicable, that the redemption price will be paid and the Company’s obligations with respect to such redemption will be performed by another Person.

Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including in the case of any offering of Capital Stock, completion of the related Capital Stock offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

Mandatory Redemption

Subject to compliance with “Repurchase at the Option of Holders upon a Change of Control” and “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt,” the Company is not required to make any mandatory redemption or any sinking fund payments with respect to the Senior Subordinated Notes.

Selection and Notice of Redemption

If less than all of the Senior Subordinated Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Subordinated Notes to be redeemed or purchased (i) if the Senior Subordinated Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed, (ii) if the Senior Subordinated Notes are not so listed, on a pro rata basis to the extent practicable or (iii) by lot or by such other similar method in accordance with the procedures of the Depository. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be redeemed or purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be redeemed or purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be redeemed or purchased. PIK Notes may be redeemed or purchased in amounts of $1.00 and integral multiples of $1.00. Upon surrender of a Senior Subordinated Note redeemed in part, a new Senior Subordinated Note in principal amount equal to the unredeemed or unpurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note surrendered, provided that each new Senior Subordinated Note shall be in principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are redeemed or purchased, a minimum of $1.00 and integral multiples of $1.00. Subject to any conditions to the redemption of any Senior Subordinated Notes as provided in Section 3.03 of the indenture, Senior Subordinated Notes called for redemption become due on the Redemption Date. On and after the Redemption Date, interest stops accruing on Senior Subordinated Notes or portions of them called for redemption.

Repurchase at the Option of Holders upon a Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Senior Subordinated Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Purchase Price”)); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Senior Subordinated Notes in the event that it has mailed the notice to exercise its right to redeem all the Senior Subordinated Notes at any time prior to the requirement to consummate the Change of Control Offer and redeems the Senior Subordinated Notes in accordance with such notice. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes shall only be purchased in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be purchased. PIK Notes may be purchased in amounts of $1.00 and integral multiples of $1.00.

Within 30 days following any Change of Control, or, at the Company’s option, prior to the occurrence of such Change of Control but after the event or occurrence expected to result in a Change of Control is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Senior Subordinated Note register, a notice stating:

(1) that a Change of Control has occurred or is expected to occur and a Change of Control Offer is being made and that all Senior Subordinated Notes properly tendered and not withdrawn will be accepted for payment (subject to the first paragraph above);

(2) the Change of Control Purchase Price and the purchase date (the “Change of Control Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day after the occurrence of the Change of Control and no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) unless the Company defaults in the payment of the Change of Control Purchase Price, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(4) if the Company is purchasing less than all of the Senior Subordinated Notes of a Holder, such Holder shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, which unpurchased portion of the Senior Subordinated Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00;

(5) the circumstances and relevant facts regarding the Change of Control;

(6) if the notice is mailed prior to the occurrence of a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring;

(7) the procedures that Holders must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment; and

(8) the other instructions, as determined by the Company, that a Holder must follow, consistent with this “Repurchase at the Option of Holders upon a Change of Control” section.

While the Senior Subordinated Notes are represented by Global Notes and the Company makes an offer to purchase all of the Senior Subordinated Notes pursuant to the Change of Control Offer, a beneficial owner of a Senior Subordinated Note may exercise its option to elect for the purchase of the Senior Subordinated Notes through the facilities of the Depository, subject to its rules and regulations.

The notice to Holders, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Subordinated Note in connection with a Change in Control Offer shall not affect the validity of the proceedings for the purchase of any other Senior Subordinated Note.

Holders electing to have a Senior Subordinated Note purchased pursuant to a Change of Control Offer shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased.

On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the paying agent (or, if the Company or any of its Subsidiaries is acting as the paying agent, shall segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions described in the covenant described in this “Repurchase at the Option of Holders upon Change of Control” section. On the Change of Control Payment Date, the Company shall deliver to the Trustee for cancellation the Senior Subordinated Notes or portions thereof that have been properly tendered to and are accepted by the Company for payment together with an Officer’s Certificate stating that such Senior Subordinated Notes are accepted for purchase by the Company pursuant to and in accordance with the covenant described in this “Repurchase at the Option of Holders upon Change of Control” section.

The Trustee or the paying agent shall, promptly after the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price and the Trustee shall promptly authenticate and mail to each Holder entitled thereto a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, if any; provided that each such new Senior Subordinated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the paying agent, the Trustee or the paying agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase (an “Alternate Offer”), in the manner, at the times and otherwise in compliance with the requirements set forth in the covenant described in this “Repurchase at the Option of Holders upon Change of Control” section applicable to a Change of Control made by the Company, and purchases all Senior Subordinated Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described in this “Repurchase at the Option of Holders upon Change of Control” section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described in this “Repurchase at the Option of Holders upon Change of Control” section by virtue of such compliance with such applicable securities laws or regulations.

Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt

Upon the Incurrence by the Company of Certain Acquisition Debt (as defined below under “Limitation on Debt”), each Holder will have the right to require the Company to purchase all or any part of such Holder’s Senior Subordinated Notes pursuant to the offer described below (the “Certain Acquisition Debt Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Certain Acquisition Debt Purchase Price”)); provided, however, that notwithstanding the Incurrence of Certain Acquisition Debt by the Company, the Company shall not be obligated to purchase the Senior Subordinated Notes pursuant to the covenant as described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section in the event that the Company has mailed the notice to exercise its right to redeem all the Senior Subordinated Notes described under “Optional Redemption” at any time prior to the requirement to consummate the Certain Acquisition Debt Offer and redeems the Senior Subordinated Notes in accordance with such notice. Other than PIK Notes, Senior Subordinated Notes and portions of Senior Subordinated Notes shall only be purchased in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000 and no Senior Subordinated Notes of $2,000 or less can be purchased in part, provided, however, that if all of the Senior Subordinated Notes of a Holder (including PIK Notes) are to be purchased, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $2,000, shall be purchased. PIK Notes may be purchased in amounts of $1.00 and integral multiples of $1.00. Other than as specifically provided in the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section, any purchase pursuant to the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section shall be made pursuant to the applicable provisions of “Optional Redemption” described above.

Within 30 days following any Incurrence by the Company of Certain Acquisition Debt, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Senior Subordinated Note register, a notice stating:

(1) that the Company has Incurred Certain Acquisition Debt and a Certain Acquisition Debt Offer is being made and that all Senior Subordinated Notes properly tendered and not withdrawn will be accepted for payment (subject to the first paragraph above);

(2) the Certain Acquisition Debt Purchase Price and the purchase date (the “Certain Acquisition Debt Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day after the Incurrence by the Company of the Certain Acquisition Debt and no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) unless the Company defaults in the payment of the Certain Acquisition Debt Purchase Price, all Senior Subordinated Notes accepted for payment pursuant to the Certain Acquisition Debt Offer shall cease to accrue interest on the Certain Acquisition Debt Payment Date;

(4) if the Company is purchasing less than all of the Senior Subordinated Notes of a Holder, such Holder shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, which unpurchased portion of the Senior Subordinated Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00;

(5) the circumstances and relevant facts regarding the Incurrence by the Company of Certain Acquisition Debt;

(6) the procedures that Holders must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment; and

(7) the other instructions, as determined by the Company that a Holder must follow, consistent with this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section.

While the Senior Subordinated Notes are represented by Global Notes and the Company makes an offer to purchase all of the Senior Subordinated Notes pursuant to the Certain Acquisition Debt Offer, a beneficial owner of a Senior Subordinated Note may exercise its option to elect for the purchase of the Senior Subordinated Notes through the facilities of the Depository, subject to its rules and regulations.

The notice to Holders, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Subordinated Note in connection with a Certain Acquisition Debt Offer shall not affect the validity of the proceedings for the purchase of any other Senior Subordinated Note.

Holders electing to have a Senior Subordinated Note purchased pursuant to a Certain Acquisition Debt Offer shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Certain Acquisition Debt Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Certain Acquisition Debt Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased.

On or prior to the Certain Acquisition Debt Payment Date, the Company shall irrevocably deposit with the Trustee or with the paying agent (or, if the Company or any of its Subsidiaries is acting as the paying agent, shall segregate and hold in trust) in cash an amount equal to the Certain Acquisition Debt Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section. On the Certain Acquisition Debt Payment Date, the Company shall deliver to the Trustee for cancellation the Senior Subordinated Notes or portions thereof that have been properly tendered to and are accepted by the Company for payment together with an Officer’s Certificate stating that such Senior Subordinated Notes are accepted for purchase by the Company pursuant to and in accordance with the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section.

The Trustee or the paying agent shall, promptly after the Certain Acquisition Debt Payment Date, mail or deliver payment to each tendering Holder the Certain Acquisition Debt Purchase Price and the Trustee shall promptly authenticate and mail to each Holder entitled thereto a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered by such Holder, if any; provided that each such new Senior Subordinated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000 or, if PIK Notes are purchased, a minimum of $1.00 and integral multiples of $1.00. In the event that the aggregate Certain Acquisition Debt Purchase Price is less than the amount delivered by the Company to the Trustee or the paying agent, the Trustee or the paying agent, as the case may be, shall deliver the excess to the Company immediately after the Certain Acquisition Debt Payment Date.

Notwithstanding the foregoing, the Company shall not be required to make a Certain Acquisition Debt Offer if a third party makes an offer to purchase (an “Certain Acquisition Debt Alternate Offer”), in the manner, at the times and otherwise in compliance with the requirements set forth in the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section applicable to the Incurrence of Certain Acquisition Debt by the Company, and purchases all Senior Subordinated Notes properly tendered and not withdrawn in accordance with the terms of such Certain Acquisition Debt Alternate Offer.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Certain Acquisition Debt Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section by virtue of such compliance with such applicable securities laws or regulations. The Company and the Trustee may agree to changes in the procedures set forth in this the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section, provided that such changes do not materially and adversely affect the rights of Holders.

The payment of the Certain Acquisition Debt Purchase Price and the performance of the obligations of the Company under the covenant described in this “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” section and the corresponding provisions of the Senior Subordinated Notes may be paid and performed by another Person.

Interest Rate Adjustments upon Incurrence of Specified Debt

If the Company or any Debt Restricted Subsidiary Incurs any Specified Debt on or after the Effective Date, no later than 14 days after the date of Incurrence of such Specified Debt (the “Specified Debt Incurrence Date”), the Company shall deliver to the Trustee (who shall promptly deliver the same to the Holders): (i) copies of any instrument or agreement evidencing such Specified Debt and (ii) an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company (the “Yield Certificate”):

(1) certifying that the Company or one of its Debt Restricted Subsidiaries Incurred Specified Debt on the Specified Debt Incurrence Date and setting forth the general terms of the Specified Debt, including the principal amount, the interest rate and the scheduled maturity date thereof;

(2) certifying as to reasonably detailed computations of the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date, the Adjusted Cash Interest Rate (and whether such Adjusted Cash Interest Rate represents a change to the interest rate then in effect for the Senior Subordinated Notes), the Adjusted PIK Interest Rate (and whether such Adjusted PIK Interest Rate represents a change to the interest rate then in effect for the Senior Subordinated Notes) and the Applicable Measurement Period (the “Company Computations”); and

(3) summarizing the procedures set forth in the next immediate paragraph below.

The Company Computations will be final and conclusive and shall bind the Company, the Trustee and the Holders, unless within 14 days of receipt of the Yield Certificate the Trustee or Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding notify the Company in writing (or, in the case of such notice by Holders, the Trustee) (a “Notice of Holder Objections”): (i) that they object to the Company Computations and provide reasonably detailed computations of the Effective Yield to Maturity of such Specified Debt as of Specified Debt Incurrence Date, the Adjusted Cash Interest Rate, the Adjusted PIK Interest Rate and the Applicable Measurement Period (the “Objecting Holder Computations”) and (ii) if the Company provides a Notice of Company Objections with respect to such Notice of Holder Objections, as to the identity of the Financial Advisor, if any, that such Holders have selected to deliver the Independent

Financial Advisor Opinion (defined below) related thereto. The Objecting Holder Computations will be final and conclusive and shall bind the Company, the Trustee and the Holders, unless within 5 days of receipt of the applicable Notice of Objections the Company delivers to the Trustee (who shall promptly deliver the same to the Holders) a notice (the “Notice of Company Objections”) that it objects to the Objecting Holder Computations. If a Notice of Company Objections is delivered with respect to a Notice of Holder Objections, then the Company shall engage the Independent Financial Advisor specified in such Notice of Holder Objections (or, if no such Independent Financial Advisor is specified in such Notice of Holder Objections, an Independent Financial Advisor selected by the Company) to deliver an opinion (an “Independent Financial Advisor Opinion”) containing reasonably detailed computations of the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date, the Adjusted Cash Interest Rate, the Adjusted PIK Interest Rate and the Applicable Measurement Period (the “Independent Financial Advisor Computations”). The Independent Financial Advisors Opinion shall be delivered to the Company and Trustee (who will promptly deliver the same to Holders) within 10 days of delivery of the applicable Notice of Holder Objections. The Independent Financial Advisor Computations will be final and conclusive and shall bind the Company, the Trustee and the Holders. All expenses of the Independent Financial Advisor shall be paid by the Company.

If a Yield Certificate, a Notice of Holder Objections or an Independent Financial Advisor Opinion sets forth an Adjusted Cash Interest Rate greater than 12% and an Adjusted PIK Interest Rate greater than 14%, then the interest rate borne by the Senior Subordinated Notes shall be automatically adjusted during the Applicable Measurement Period to reflect the Adjusted Cash Interest Rate and the Adjusted PIK Interest Rate reflected in (i) such Yield Certificate if no Notice of Holder Objections has been timely delivered with respect thereto, (ii) if a Notice of Holder Objections but no Notice of Company Objections has been timely delivered with respect to such Yield Certificate, such Notice of Holder Objections or (iii) if a Notice of Holder Objections, a Notice of Company Objections and an Independent Financial Advisor Opinion have been timely delivered with respect to such Yield Certificate, such Independent Financial Advisor Opinion, in each case, unless a higher Adjusted Cash Interest Rate and the Adjusted PIK Interest Rate is then in effect because of a previously delivered Yield Certificate, Notice of Holder Objections or Independent Financial Advisor Opinion. Any adjustment to the interest rate of the Senior Subordinated Notes pursuant to the covenant described in this “Interest Rate Adjustments upon Incurrence of Specified Debt” section may be memorialized by a Supplemental Indenture to the indenture, but no Supplemental Indenture is necessary to give effect to the interest rate adjustment.

If at any time an Applicable Measurement Period overlaps with another Applicable Measurement Period, the interest rate borne by the Senior Subordinated Notes shall be adjusted to be the highest Adjusted Cash Interest Rate for the overlapping period and the Adjusted PIK Interest Rate for the overlapping period shall be the Adjusted PIK Interest Rate that corresponds to such highest Adjusted Cash Interest Rate. For the avoidance of doubt, interest paid at the Adjusted PIK Interest Rate will be payable 50% as Cash Interest and 50% as PIK Interest.

Within 10 days after the end of any Applicable Measurement Period, the Company shall, or shall cause the Trustee to, mail to the Holders a notice setting forth:

(1) the general terms of the Specified Debt relevant to such Applicable Measurement Period, the Adjusted Cash Interest Rate and the Adjusted PIK Interest Rate for such Applicable Measurement Period and the date on which the Applicable Measurement Period ended;

(2) if a new Applicable Measurement Period is effective due to other outstanding Specified Debt (which previously did not result in an adjustment in the interest rate of the Senior Subordinated Notes after giving effect to the second immediately preceding paragraph above, then the notice shall include the information required for a notice to the Holders in accordance with the first paragraph of this “Interest Rate Adjustments upon Incurrence of Specified Debt” section with respect to such other Specified Debt; and

(3) if no Applicable Measurement Period is then effective, the notice shall state the date that the Applicable Measurement Period ended and that effective thereafter the Cash Interest Rate will be 12%

per annum and the PIK Interest Rate will be 14% per annum, unless subsequently adjusted in accordance with the terms of the covenant described in this “Interest Rate Adjustments upon Incurrence of Specified Debt” section.

Any notice under the covenant described in this “Interest Rate Adjustments upon Incurrence of Specified Debt” section delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the recipient receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the recipient pursuant to the covenant described in this “Interest Rate Adjustments upon Incurrence of Specified Debt” section shall not affect the adjustment of the interest rate to be borne by the Senior Subordinated Notes.

Certain Covenants

Limitation on Debt.  The Company shall not, and shall not permit any Debt Restricted Subsidiary to, Incur any Debt, other than the following:

(1) Debt for Borrowed Money and any Guarantee thereof in an aggregate outstanding principal amount not to exceed $140,000,000;

(2) Debt (including Purchase Money Debt) Incurred in connection with any Acquisition; provided, in each case, that such Debt is Non-Recourse Debt with respect to the Company and each Debt Restricted Subsidiary;

(3) Debt Incurred in connection with any Acquisition of a Person with principal lines of business that include a Print Directory Business, provided that, after giving pro forma effect to the Incurrence and/or assumption of such Debt, the Leverage Ratio would not exceed 5.5 to 1.0;

(4) Subject to the covenant described under “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt,” Debt Incurred in connection with any Acquisition of a Person with principal lines of business that include one or more lines of business that is a Permitted Business (other than a Print Directory Business); provided that, after giving pro forma effect to the Incurrence and/or assumption of such Debt, the Leverage Ratio would not exceed 5.5 to 1.0 (“Certain Acquisition Debt”);

(5) Debt of the Company owing to and held by any Debt Restricted Subsidiary of the Company or Debt of a Debt Restricted Subsidiary of the Company owing to and held by the Company or any Debt Restricted Subsidiary of the Company; provided, however, that (a) any subsequent issue or transfer of Capital Stock or other event that results in any such Debt Restricted Subsidiary ceasing to be a Debt Restricted Subsidiary of the Company or any subsequent transfer of any such Debt (except to the Company or a Debt Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Company or such Debt Restricted Subsidiary not permitted by this clause (5) and (b) if the Company is the obligor on such Debt, such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to the Senior Subordinated Notes;

(6) on any date from and after January 1, 2011, additional Debt if, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Leverage Ratio would not exceed 4.25 to 1.0; provided that such Debt (A) is not secured and (B) is Pari Passu Debt or Subordinated Debt;

(7) Debt under the Subsidiary Credit Facilities and Guarantees of such Debt; provided that the aggregate principal amount of all such Debt under the Subsidiary Credit Facilities in the aggregate shall not exceed $3,084,825,055.55;

(8) Debt of the Company consisting of the Senior Subordinated Notes in an amount not to exceed $300,000,000 plus any increase in the outstanding principal amount of such Senior Subordinated Notes or PIK Notes issued in connection with any PIK Payment on account of such Senior Subordinated Notes;

(9) Debt of the Company or a Debt Restricted Subsidiary in respect of Capital Lease Obligations; provided that:

(a) the aggregate principal amount of such Debt secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, installed, constructed or leased, and

(b) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (9) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (9)) does not exceed $50 million;

(10) Debt under Interest Rate Agreements entered into by the Company or a Debt Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or any Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of the covenant described in this “Certain Covenants — Limitation on Debt” section;

(11) Debt under Currency Exchange Protection Agreements entered into by the Company or a Debt Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or any Subsidiary in the ordinary course of the financial management of the Company or any Subsidiary and not for speculative purposes;

(12) Debt under Commodity Price Protection Agreements entered into by the Company or a Debt Restricted Subsidiary in the ordinary course of the financial management of the Company or any Subsidiary and not for speculative purposes;

(13) Debt of the Company or any Debt Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Company or a Debt Restricted Subsidiary in the ordinary course of business and with respect to trade payables of the Company or a Subsidiary of the Company and (b) other letters of credit, surety, performance, appeal or similar bonds, banker’s acceptance, completion guarantees or similar instruments issued in the ordinary course of business of the Company and its Subsidiaries, including letters of credit or similar instruments pursuant to self-insurance, workers’ compensation and similar obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (a) and (b), such Debt is not in connection with the borrowing of money or the obtaining of advances or credit;

(14) Debt of the Company or any Debt Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within five Business Days of Incurrence of such Debt;

(15) Debt of the Company or any Debt Restricted Subsidiary arising from agreements for indemnification, net working capital adjustments, earn out arrangements and other purchase price adjustment obligations Incurred or assumed in connection with any acquisition or disposition of any Property including Capital Stock; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and any Subsidiary of the Company, including the Fair Market Value of noncash proceeds;

(16) Debt in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for five Business Days or less;

(17) guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

(18) Permitted Refinancing Debt;

(19) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(20) to the extent constituting Debt, indemnification obligations and other similar obligations (including advancement of expenses) of the Company or any Debt Restricted Subsidiary in favor of directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries extended in the ordinary course of business;

(21) Debt owing to insurance companies (or another Person engaged at the direction of the Company and any such insurance company) to finance insurance premiums incurred in the ordinary course of business;

(22) Reimbursement obligations of the Company or any Debt Restricted Subsidiary in respect of letters of credit in an amount not to exceed $25 million;

(23) Debt of any Debt Restricted Subsidiary not permitted to be Incurred pursuant to clauses (1) through (22) or (24); provided that all Debt then Incurred by all Subsidiaries (as defined in each Subsidiary Credit Facility) of the Company would be permitted to be Incurred under each Subsidiary Credit Facility (as in effect as of the Issue Date); provided, further, that all such Debt then Incurred by the Debt Restricted Subsidiaries shall be deemed Incurred under this clause (23) and the Debt Restricted Subsidiaries may not Incur any additional Debt other than pursuant to this clause (23); provided, further, that the Company shall not Incur any additional Debt for Borrowed Money other than Debt permitted to be Incurred under clause (8); or

(24) Debt of the Company or any Debt Restricted Subsidiary outstanding on the Issue Date and not otherwise described in clauses (1) through (23) above.

For the purposes of determining compliance with this “Limitation on Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this covenant, the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this “Limitation on Debt” covenant.

Debt permitted by this “Limitation on Debt” covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this “Limitation on Debt” covenant permitting such Debt.

For the purposes of determining any particular amount of Debt under this “Limitation on Debt” covenant, (a) guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the Holders that are permitted pursuant to the covenant described under “— Limitation on Liens” will not be treated as Debt.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, and any such foreign denominated Debt may be refinanced or replaced or subsequently refinanced or replaced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar equivalent principal amount of the Debt on the date of initial Incurrence.

If obligations in respect of letters of credit are Incurred pursuant to the Subsidiary Credit Facilities and are being treated as Incurred pursuant to clause (7) of this “Limitation on Debt” covenant and the letters of credit relate to other Debt then such other Debt shall be deemed not Incurred.

Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Debt or an issuance of Disqualified Stock for purposes of this “Limitation on Debt” covenant.

The Company shall also not Incur any Debt if such Debt is subordinate or junior in ranking in any respect to any Senior Debt unless such Debt is Pari Passu Debt of the Company or Subordinated Debt of the Company.

Limitation on Restricted Payments.  The Company shall not make any Restricted Payment. Notwithstanding the foregoing limitation, the Company may:

(1) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, (w) Capital Stock of the Company (other than Disqualified Stock), (x) options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Debt Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Debt Restricted Subsidiary for the benefit of employees of the Company or any of its Subsidiaries and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Debt Restricted Subsidiary) or (y) a capital contribution to the Company;

(2) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, (w) Capital Stock of the Company (other than Disqualified Stock), (x) options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Debt Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Debt Restricted Subsidiary for the benefit of employees of the Company or any of its Subsidiaries and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Debt Restricted Subsidiary), (y) a capital contribution to the Company or (z) Subordinated Debt;

(3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

(4) so long as no Default has occurred or is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors, consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $20 million in any calendar year plus any proceeds received by the Company in respect of “key-man” life insurance (any such amounts not used in a calendar year shall be available for use in any subsequent year);

(5) make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Company;

(6) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options;

(7) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Debt or Disqualified Stock of the Company at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Debt or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to those contained in the covenant described under “Repurchase at the Option of Holders Upon Change of Control” in the documents governing such Subordinated Debt or Disqualified Stock; provided that prior to, or concurrent with, consummating any such repurchase, the Company has made the Change of Control Offer required by the indenture and has repurchased all Senior Subordinated Notes validly tendered for payment in connection with such Change of Control Offer;

(8) repurchase or redeem preferred stock purchase rights issued in connection with any shareholders rights plan of the Company; and

(9) make any distributions required to be made by the Company or any Subsidiary on or after the Effective Date (as defined in the Reorganization Plan) pursuant to the Reorganization Plan and the Confirmation Order.

Limitation on Liens.  The Company shall not Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Subsidiary of the Company and intercompany notes), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, that secures Debt, unless

(1) in the case of a Lien securing Subordinated Debt, the Senior Subordinated Notes are secured by a Lien on such Property or such interest therein or such income or profits therefrom that is senior in priority to the Lien securing such Subordinated Debt for so long as such Subordinated Debt is so secured; and

(2) in all other cases, the Senior Subordinated Notes are equally and ratably secured by a Lien on such Property or such interest therein or income or profits therefrom for so long as such Debt is so secured.

Limitation on Transactions with Affiliates.  The Company shall not conduct any business or enter into or suffer to exist any transaction or series of transactions to which it is a party (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate annual payments or value in excess of $1.0 million, unless:

(1) the terms of such Affiliate Transaction are:

(i) set forth in writing, and

(ii) no less favorable to the Company than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company,

(2) if such Affiliate Transaction involves aggregate annual payments or value in excess of $20 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company or, if there is only one disinterested director, such disinterested director) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (1)(ii) as evidenced by a Board Resolution of the Company; provided, however, if there is no disinterested director as required to approve an Affiliate Transaction pursuant to this clause (2), such Affiliate Transaction may be approved in accordance with clause (3); and

(3) if such Affiliate Transaction involves aggregate payments or value in excess of $100 million in any 36 month period, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.

Notwithstanding the foregoing limitation, the Company may make, enter into or suffer to exist the following:

(1) any transaction or series of transactions, including licenses, between the Company and one or more of its Subsidiaries;

(2) the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of, and expense reimbursement and indemnity provided on behalf of, officers, directors, consultants and employees of the Company or any of its Subsidiaries as determined in good faith by the Board of Directors of the Company;

(3) payments or issuances of securities pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors’ and officers’ indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

(4) loans and advances to officers, directors or employees (or guarantees of third party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $50 million in the aggregate at any one time outstanding;

(5) any agreement as in effect on the Issue Date or any amendment to any such agreement (so long as any such amendment is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby;

(6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services or joint venture partners, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Company or are on terms no less favorable as might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of the Board of Directors of the Company in good faith (including a majority of disinterested directors of the Board of Directors of the Company, or if there is only one disinterested director, such director);

(7) the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company and the granting of registration and other customary rights in connection therewith and the exercise by any Person of warrants issued pursuant to any transaction not otherwise prohibited by the indenture;

(8) the existence of, and the performance by the Company of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date and similar agreements that it may enter into thereafter (including any amendments thereto); provided, however, that the existence of, or the performance by the Company of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent not materially more adverse to the interest of the Holders, when taken as a whole, than any of such documents and agreements as in effect on the Issue Date; and

(9) any transaction with an Affiliate where the only consideration paid by the Company is Capital Stock (other than Disqualified Stock) of the Company.

Limitation of Company’s Business.  The Company shall not, and shall not permit any Subsidiary of the Company to, engage in any business other than any Permitted Business, except to the extent that after engaging in any new business, the Company and its Subsidiaries, taken as a whole, remain substantially engaged in the Permitted Business.

Suspension of Covenants.  From and after the first date that: (i) the Senior Subordinated Notes have Investment Grade Ratings from one of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company will not be subject to the following provisions of the indenture: (1) covenants regarding maintenance of properties, insurance and compliance with law, (2) the provisions described above under “— Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt” and “— Interest Rate Adjustments upon Incurrence of Specified Debt,” (3) the covenants described above under “Certain Covenants — Limitation on Debt”, “Certain Covenants — Limitation on Restricted Payments” “Certain Covenants — Limitation on Transactions with Affiliates” and “Certain Covenants — Limitation of Company’s Business” and (4) clause (4) of the covenant described under “— Merger, Consolidation and Sale of Property” below (together, the “Suspended Covenants”).

In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) in the event that only one Rating Agency had previously provided an Investment Grade Rating on the Senior Subordinated Notes, then one of the Rating Agencies withdraws its Investment Grade Rating or lowers the Investment Grade Rating assigned to the Senior Subordinated Notes below an Investment Grade Rating or, in the event that both of the Rating Agencies have previously provided Investment Grade Ratings on the Senior Subordinated Notes, then both of the Rating Agencies withdraw their Investment Grade Rating or lower the Investment Grade Rating assigned to the Senior Subordinated Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and its Subsidiaries to which such covenant suspension was applicable prior to such period of suspension will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the date of the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Debt incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to one of the clauses set forth in the covenant described under “— Limitation on Debt” (to the extent such Debt or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Debt incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt or Disqualified Stock would not be so permitted to be incurred or issued pursuant to the covenant described under “— Limitation on Debt,” such Debt or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (23) of the covenant described under “— Limitation on Debt”.

Merger, Consolidation and Sale of Property

The Company shall not merge or consolidate with or into any other Person (other than a merger of a Subsidiary of the Company into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property (determined on a consolidated basis for the Company and its Subsidiaries) in any one transaction or series of transactions, unless:

(1) the Company shall be the surviving or continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, transfer, assignment, lease, conveyance or disposition all or substantially all of the Property of the Company (in each case, the “Surviving Person”) which is substituted for the Company as the obligor with respect to the Senior Subordinated Notes shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal amount of the Senior Subordinated Notes, and any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

(3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or substantially as an entirety to one Person;

(4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (4), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person as a result of such transaction or series of transactions as having been Incurred by the Surviving Person at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(5) the Surviving Person (if other than the Company) shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this the covenant described in this “Merger, Consolidation and Sale of Property” section and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Notwithstanding the foregoing, the Company may merge or consolidate with an Affiliate that is a Person that has no material assets or liabilities and that was organized solely for the purpose of reorganizing the Company in another jurisdiction; provided that immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

The Surviving Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, assignment, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, transfer, assignment, lease, conveyance or other disposition, the provisions of the indenture referring to the Company shall refer instead to the Surviving Person and not to the Company), and may exercise every right and power of the Company under the indenture with the same effect as if such Surviving Person had been named as the Company in the indenture and thereafter the Company (or other predecessor) shall be relieved of all obligations and covenants under the indenture and the Senior Subordinated Notes; provided that, in the event all or substantially all of the Property of the Company (on a consolidated basis) is leased to the Surviving Person, then the Company shall not be released from any obligation to pay the principal amount of the Senior Subordinated Notes and any accrued and unpaid interest.

Reports to Holders

Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will electronically file with the Commission, so long as the Senior Subordinated Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would be required so to file such documents if the Company were so subject; provided, however, that the Company shall not be required to file any such reports with the Commission if the Commission does not permit such filing by the Company in its circumstances at such time.

If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Senior Subordinated Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company’s cost.

Notwithstanding anything in the indenture to the contrary, the Company shall not be deemed to have failed to comply, observe or perform its obligations hereunder for purposes of clause (3) described under “Events of Default” until 60 days after the date any information, report or other document hereunder is required to be filed or transmitted. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company).

The Company shall be deemed to have furnished any such information, report or other document to the Holders if it shall have made it available on the Electronic Data Gathering, Analysis and Retrieval System of the Commission (or any successor system) available at www.sec.gov or any successor Commission website for such filings.

Events of Default

The following events shall be “Events of Default”:

(1) the Company defaults in any payment of interest on any Senior Subordinated Note when the same becomes due and payable, whether or not such payment is prohibited by the section of the indenture regarding subordination of the Senior Subordinated Notes, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal amount of any Senior Subordinated Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, whether or not such payment is prohibited by the section of the indenture regarding subordination of the Senior Subordinated Notes;

(3) the Company fails to comply with any covenant or agreement in the indenture (other than a failure that is the subject of clause (1) or (2) above) and such failure continues for 60 days after the Company receives written notice in accordance with the requirements described below (except in the case of a failure to (i) purchase Senior Subordinated Notes when required under the covenant described under “Repurchase at the Option of Holders upon Change of Control” or “Repurchase at the Option of Holders after Incurrence of Certain Acquisition Debt, “which failure will constitute an Event of Default under clause (2) above or (ii) comply with the covenant described under “Merger, Consolidation and Sale of Property” which will constitute an Event of Default with the fulfillment of such notice requirement but without such passage of time requirement);

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Debt of the Company or any Subsidiary (other than Debt owed to any Subsidiary of the Company) including any Debt outstanding under any Subsidiary Credit Facility, or the acceleration of the final stated maturity of any such Debt, if the aggregate principal amount of such Debt exceeds $40 million, unless the Company or any such Subsidiary is contesting such acceleration in good faith;

(5) the Company or any Significant Subsidiary takes any of the following actions pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its Property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary insolvency proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its Property;

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days; or

(7) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by indemnities or insurance issued by a reputable and creditworthy insurer that has not disclaimed coverage) in excess of $40 million at the time entered against the Company or any Subsidiary and such judgment or judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable.

The foregoing constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (3) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified in clause (3) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

The Company shall promptly notify the Trustee if a meeting of the Board of Directors of the Company is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

If an Event of Default (other than an Event of Default specified in clause (5) or (6) above) shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding may declare to be immediately due and payable the principal amount of all the Senior Subordinated Notes then outstanding, plus accrued and unpaid interest to the date of acceleration, by written notice to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in clause (5) of (6) above shall occur, the principal amount of all the Senior Subordinated Notes then outstanding, plus accrued and unpaid interest to the date of acceleration, shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. At any time after such acceleration, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than nonpayment of principal or interest that has become due solely because of such acceleration, have been cured or waived (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under the indenture and (iv) in the event of the cure or waiver of an Event of Default of the type described in either clause (5) or (6) above, the Trustee shall have received an Officer’s Certificate of the Company to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

In the event of a declaration of acceleration of the Senior Subordinated Notes because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the Senior Subordinated Notes shall be automatically annulled and any Event of Default under clause (4) above shall be deemed not to have occurred or be continuing if the Payment Default or other default triggering such Event of Default pursuant to clause (4) above shall be remedied or cured by the Company or the applicable Subsidiary of the Company or waived by the holders of the relevant Debt within any grace period applicable to such default provided for in the documentation governing such Debt or the acceleration of the relevant Debt has been rescinded, annulled or otherwise cured and if all existing Events of Default, other than nonpayment of principal or interest on the Senior Subordinated Notes that became due solely because of the acceleration of the Senior Subordinated Notes, have been cured or waived.

Subject to the two immediately preceding paragraphs, the Holders of a majority in aggregate principal amount of Senior Subordinated Notes at the time outstanding may on behalf of all Holders waive any past Default and its consequences hereunder by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of the principal of or interest on any Senior Subordinated Note or (2) in respect of a covenant or provision hereof which as described under “Amendments and Waivers” below cannot be modified or amended without the consent of the Holder of each outstanding Senior Subordinated Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the Senior Subordinated Notes, or for the appointment of a Custodian, liquidator, receiver, trustee or similar official or for any remedy with respect to the indenture or the Senior Subordinated Notes, unless:

(1) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Senior Subordinated Notes shall have made a written request to the Trustee to institute such proceeding or pursue such remedy in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such request;

(4) the Trustee for 60 days after receipt of such notice, request and the offer of indemnity has failed to institute such proceeding; and

(5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes do not give the Trustee a direction that is inconsistent with the request;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice or seek to obtain priority or preference over any other Holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all the Holders.

Amendments and Waivers

Subject to certain exceptions, the indenture and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Subordinated Notes, and, subject to certain exceptions, any existing Default (other than a Default in the payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, other than a payment default resulting from an acceleration that has been rescinded or annulled) or compliance with any provision of the indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Subordinated Notes. However, without the consent of each Holder of an outstanding Senior Subordinated Note, no amendment may,

(1) reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or change the time for payment of interest on any Senior Subordinated Note,

(3) reduce the principal of or change the Stated Maturity of any Senior Subordinated Note,

(4) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note,

(5) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Senior Subordinated Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Subordinated Notes,

(6) release any security interest that may have been granted in favor of the Holders pursuant to the covenant described under “Certain Covenants — Limitation on Liens” other than pursuant to the terms of the indenture, or

(7) waive a default in the payment of principal of or premium, if any, or interest, if any on the Senior Subordinated Notes (except as described under “Events of Default”), or

(8) make any change to the section of the indenture regarding subordination of the Senior Subordinated Notes that adversely affects the legal rights of any Holder under such section.

The consent of the holders of the Senior Subordinated Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver. After an amendment, supplement or waiver that requires the consent of the Holders becomes effective, the Company is required to mail to each registered holder of the Senior Subordinated Notes at such holder’s address appearing in the Senior Subordinated Notes register a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.

Without the consent of any Holder, the Company and the Trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency,

(2) comply with the covenant described under “Merger, Consolidation and Sale of Property,”

(3) provide for uncertificated Senior Subordinated Notes, in addition to or in place of certificated Senior Subordinated Notes,

(4) add guarantees with respect to the Senior Subordinated Notes,

(5) secure the Senior Subordinated Notes under the indenture,

(6) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

(7) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder,

(8) comply with any requirement of the Commission in connection with the qualification of the indenture under the TIA,

(9) evidence and provide the acceptance of the appointment of a successor Trustee under the indenture, or

(10) make any change to the section of the indenture regarding subordination of the Senior Subordinated Notes that would limit or terminate the benefits to any holder of Senior Debt under such section.

In addition, an amendment or supplement as described above may not make any change to the section of the indenture regarding subordination of the Senior Subordinated Notes that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or a group or Representative thereof authorized to give a consent) consent to such change. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, or stockholder of the Company shall have any liability for any obligations of the Company under the Senior Subordinated Notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. This waiver may not be effective to waive liabilities under the U.S. Federal securities laws.

Defeasance

The Company may, at its option and at any time, elect, subject to the satisfaction of the conditions listed below, to be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the provisions of the indenture regarding deposited money and government securities to be held in trust and certain other provisions and the other sections of the Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and the indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged under the indenture:

(a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the indenture referred to below with regard to conditions to exercise of Legal Defeasance or Covenant Defeasance;

(b) the Company’s obligations with respect to Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of such Senior Subordinated Notes, mutilated, destroyed, lost or wrongfully taken Senior Subordinated Notes and the maintenance of an office or agency for payment;

(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(d) the section of the indenture regarding Legal Defeasance.

The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described below.

The Company may, at its option and at any time, elect, subject to the satisfaction of the conditions listed below, to be released from its obligations under substantially all of the restrictive covenants in the indenture with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth below are satisfied (“Covenant Defeasance”). The Senior Subordinated Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes of the indenture (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default as described under “Events of Default,” but, except as specified above, the remainder of the indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company’s exercise of Covenant Defeasance, subject to the satisfaction of the conditions set forth below, clauses (3), (4), (5) (solely with respect to any Subsidiary of the Company), (6) (solely with respect to any Subsidiary of the Company) and (7) described under “Events of Default” shall not constitute Events of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Subordinated Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Subordinated Notes on the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Senior Subordinated Notes, and the Company must specify whether such Senior Subordinated Notes are being defeased to their Stated Maturity or to a particular Redemption Date, and the funds must remain on deposit with the Trustee for a period of 91 days;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that,

(a) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Senior Subordinated Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States of America shall confirm that, the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument binding on the Company; and

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States of America each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to Legal Defeasance need not be delivered if all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the Stated Maturity within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Subordinated Notes, as expressly provided for in the indenture) as to all Senior Subordinated Notes issued thereunder, when:

(1) either:

(a) all the Senior Subordinated Notes theretofore authenticated and delivered (except lost, destroyed or wrongfully taken Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Subordinated Notes to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such money to the payment thereof at Stated Maturity or upon redemption, as the case may be;

(2) the Company has paid all other sums payable under the indenture by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Governing Law

The indenture and the Senior Subordinated Notes are governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the Trustee under the indenture.

Except during the continuance of an Event of Default, the Trustee need perform only such duties as are specifically set forth in the indenture. The Trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Holders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

If any provision of the indenture limits, qualifies or conflicts with another provision which is required to be included in the indenture by the TIA, the required provision shall control. If any provision of the indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to the indenture as so modified. If any provision of the indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from the indenture.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by the indenture) are a part of and govern the indenture, whether or not physically contained therein.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“Acquisition” means the purchase by the Company or any Subsidiary of the Company of any Capital Stock, bonds, notes, debentures or other debt securities of any Person and as a result of which such Person becomes a Subsidiary of the Company or the Company or any Subsidiary of the Company merges or consolidates with any such Person where either (A) as a result of which such Person becomes a Subsidiary of the Company or (B) the Company or any Subsidiary of the Company is the Surviving Person, or the purchase of any assets constituting a business unit of any Person.

“Adjusted Cash Interest Rate” means the greater of (x) 12% and (y) (i) if interest on the Specified Debt is to be paid exclusively in cash, the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date and (ii) if the interest of the Specified Debt is not payable exclusively in cash, an amount equal to (A) the Adjusted PIK Interest Rate minus (B) 200 basis points.

“Adjusted PIK Interest Rate” means the greater of (x) 14% and (y) (i) if interest on the Specified Debt is not required to be paid exclusively in cash, the Effective Yield to Maturity of such Specified Debt as of the Specified Debt Incurrence Date and (ii) if the interest of the Specified Debt is payable exclusively in cash, an amount equal to the sum of (A) the Adjusted Cash Interest Rate plus (B) 200 basis points.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Measurement Period” means the period commencing on the Specified Debt Incurrence Date and ending on the earlier of (i) the final Stated Maturity of such Specified Debt and (ii) the Stated Maturity of the Senior Subordinated Notes; provided, however, that if the Specified Debt Incurrence Date occurs on or after the date that is 30 days prior to the record date for the interest period in which such Specified Debt was Incurred, the Applicable Measurement Period shall commence on the next Interest Payment Date.

“Asset Sale” means any sale, transfer, assignment, lease, conveyance or issuance or other disposition for value (or series of related sales, leases, transfers, dispositions, assignments, leases, conveyances or issuances for value) by the Company or any Subsidiary of the Company, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary of the Company); or

(b) any other assets of the Company constituting a business unit.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law.

“Board of Directors” means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board or management entity.

“Board Resolution” means, with respect to any Person, a copy of a resolution of such Person’s Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law, regulation or order to close.

“Capital Lease Obligations” means, with respect to any Person any obligation of such Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Cash Equivalents” means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States of America government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America, any State thereof or the District of Columbia having capital and surplus in excess of $250 million, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least “P-1” or “A-1” by Moody’s or S&P, respectively, (or the equivalent thereof), (f) investments in any U.S. dollar-denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940, as amended (or any successor statute or statutes thereto), and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

“Cash Interest” means interest payable or paid in cash with respect to the Senior Subordinated Notes.

“Cash Interest Rate” means as of any date the greater of (i) 12% per annum and (ii) the Adjusted Cash Interest Rate, if any, in effect on such date.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than any Franklin Entity is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Company on a fully diluted basis (for the purpose of this clause (1) a Person shall be deemed to beneficially own the Voting Stock of an entity that is beneficially owned (as defined above) by another entity (a “parent”) if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable stockholders was approved or ratified by a vote of a majority of the Board of Directors of the Company, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company, that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if, at any time within 30 days after what would otherwise be a Change in Control, the Company or the surviving Person (if not the Company) has an Investment Grade Rating by both Rating Agencies and, in the event that a Change in Control would have occurred as a result of a Person acquiring Voting Stock of the Company, such Person has an Investment Grade Rating prior to such acquisition.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Confirmation Order” means that certain order confirming the Reorganization Plan pursuant to applicable Section 1129 of the Bankruptcy Code entered by the Bankruptcy Court on January 12, 2010.

“Consolidated Interest Expense” means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the total interest expense of the Company and its consolidated Subsidiaries for such period, plus, to the extent not included in such total interest expense, and to the extent Incurred by either the Company or any Subsidiary of the Company, in each case for such period:

(a) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period,

(b) amortization of debt discount and debt issuance cost, including commitment fees,

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of discounts or fees); provided, however, such costs shall not include any unrealized gain or loss implicit in Hedging Obligations,

(g) the sum of (a) all Disqualified Stock Dividends and (b) Preferred Stock Dividends with respect to Capital Stock of Subsidiaries of the Company,

(h) interest accruing or paid on any Debt of any other Person to the extent such Debt is guaranteed by the Company or any Subsidiary, or is secured by a Lien on the Company’s or any Subsidiary’s assets, whether or not such interest is paid by the Company or such Subsidiary,

(i) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust,

(j) interest accruing in connection with a securitization transaction, and

(k) the interest portion of any deferred payment obligation.

“Consolidated Net Income” means, for any period, the consolidated net income (loss) of the Company for such period on a consolidated basis prior to any adjustment to net income for any Preferred Stock of the Company or any Subsidiary of the Company (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary of the Company, except that:

(1) the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary of the Company, to the limitations contained in clause (b) below), and

(2) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income.

(b) any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to contractual restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause), and

(2) the Company’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any net gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any net after-tax extraordinary gain or loss,

(e) the cumulative effect of a change in accounting principles,

(f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company or any Subsidiary of the Company, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of the Company,

(g) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by any Acquisition, in accordance with GAAP, during the eighteen consecutive months following the consummation of such Acquisition,

(h) any non-cash impact as a result of the Company’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan, and

(i) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss (including to the extent related to any Acquisitions).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is obligated or liable;

(b) all Capital Lease Obligations of such Person;

(c) all payment obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

(d) all payment obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in clauses (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

(e) the amount of all payment obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends for any current period not yet payable);

(f) all payment obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons (collectively, “Guaranteed Debt”) for the payment of which, in either case, is guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) Property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss in respect of such Guaranteed Debt, (3) to supply funds to or in any other manner invest funds in the debtor (including any agreement to pay for Property or services irrespective of whether such Property is received or such services are rendered) or (4) otherwise to assure a creditor against loss in respect of such Guaranteed Debt;

(g) all payment obligations of the type referred to in clauses (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date including all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (10), (11) or (12) of the first paragraph of the covenant described under “Certain Covenants — Limitation on Debt,” or

(2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.

For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to the indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Debt for Borrowed Money” means, as of any date of determination and without duplication, all items of Debt (including Guaranteed Debt and Capital Lease Obligations) that, in accordance with GAAP, would be classified as debt on the Company’s consolidated balance sheet; provided that Debt for Borrowed Money shall exclude, to the extent otherwise included in the preceding clause:

(i) accounts payable and accrued liabilities in the ordinary course of business of the Company or any of its Subsidiaries;

(ii) notes, bills and checks presented in the ordinary course of business by the Company or any of its Subsidiaries to banks for collection or deposit;

(iii) all obligations of the Company or any of its Subsidiaries of the character referred to in this definition to the extent owing to the Company or any of its Subsidiaries; and

(iv) Debt of the type otherwise permitted under clause (13), (14) or (16) of the covenant described under “Limitation on Debt”;

provided, further, that, Debt for Borrowed Money shall exclude all Hedging Obligations of such Person.

“Debt Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Default” means any event the occurrence of which is, or with notice or the passage of time or both would be, an Event of Default.

“Depository” means, with respect to the Senior Subordinated Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Dex Media” means Dex Media, Inc.

“Dex Media East Credit Facility” means that certain Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, among the Company, Dex Media, Dex Media East, Inc., Dex Media East LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as such may be further amended, restated, supplemented or otherwise modified from time to time, and/or one or more (i) debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances or any other facilities, agreements or instruments pursuant to which Debt shall be Incurred or (ii) series of notes, bonds or other debt securities (including convertible debt securities) and any related indentures or similar agreements (clauses (i) and (ii), collectively, “Dex East Replacement Debt”) in respect of which Dex East Replacement Debt the Company shall have designated in writing to the Trustee as being included in the definition of “Dex East Replacement Debt.” For the avoidance of doubt, the Company or any Subsidiary of the Company may be the borrower, obligor, guarantor or issuer of any such Dex East Replacement Debt.

“Dex Media West Credit Facility” means that certain Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, among the Company, Dex Media, Dex Media West, Inc., Dex Media West LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as such may be further amended, restated, supplemented or otherwise modified from time to time, and/or one or more (i) debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances or any other facilities, agreements or instruments pursuant to which Debt shall be Incurred or (ii) series of notes, bonds or other debt securities (including convertible debt securities) and any related indentures or similar agreements (clauses (i) and (ii), collectively, “Dex West Replacement Debt”) in respect of which Dex West Replacement Debt the Company shall have designated in writing to the Trustee as being included in the definition of “Dex West Replacement Debt.” For the avoidance of doubt, the Company or any Subsidiary of the Company may be the borrower, obligor, guarantor or issuer of any such Dex West Replacement Debt.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the sole option of the holder thereof, in whole or in part, or

(c) convertible or exchangeable at the sole option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Subordinated Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the first anniversary of the Stated

Maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Capital Stock than the provisions of the indenture with respect to a Change of Control and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s completing a Change of Control Offer.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary of the Company.

“EBITDA” means, with respect to any Person, for any period:

(a) the sum of an amount equal to Consolidated Net Income for such period, plus (without duplication) the following to the extent Consolidated Net Income has been reduced thereby for such period:

(1) the provisions for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization,

(5) non-recurring losses or expenses,

(6) transaction fees and costs associated or incurred by such Person or any of its Subsidiaries in connection with such Person’s or its Subsidiaries’ existing credit facilities and other funded Debt existing during such period, and

(7) any other non-cash items (provided that any such non-cash item that represents an accrual of or reserve for cash expenditures in any future period shall be deducted in such future period); minus

(b) (x) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) and (y) all non-recurring gains for such period.

Notwithstanding the foregoing clause, the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary of the Company was included in calculating Consolidated Net Income. The calculation of EBITDA shall not include (i) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting in accordance with GAAP, during the eighteen consecutive months following the consummation of the relevant Acquisition (it being understood that clause (g) of the definition of Consolidated Net Income shall not apply) (without duplication) or (ii) any non-cash impact as a result of the Company’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan.

“Effective Yield to Maturity” means, with respect to any Specified Debt, the effective yield to maturity of such Specified Debt as of the relevant Specified Debt Incurrence Date calculated in accordance with customary market practices (taking into account, among other things, interest rate, commitment fees, arranger fees, upfront fees, original issue discount, prepayment fees and other fees of a similar nature); provided that if the Effective Yield to Maturity is not determinable as of the Specified Debt Incurrence Date because such Specified Debt contains a variable or floating rate of interest determined by reference to an index, the rate of another instrument or a formula, or other similar benchmark, then the Effective Yield to Maturity shall be calculated as if such index, rate or benchmark in effect on the Specified Debt Incurrence Date shall be the applicable index, rate or benchmark for the duration of such Specified Debt.

“Event of Default” has the meaning set forth under “Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $25 million, by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $25 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution.

“Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Franklin Entity” means any of Franklin Advisers, Inc., Franklin Income Fund, Franklin Templeton Variable Insurance Products Trust and Franklin Income Securities Fund or any of their respective Affiliates.

“GAAP” means United States of America generally accepted accounting principles, including those set forth:

(a) the Financial Accounting Standards Board’s FASB Statement No. 168 “The FASB Accounting Standards Codification,”

(b) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(c) in the statements and pronouncements of the Financial Accounting Standards Board,

(d) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

(e) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Global Note” means one or more Senior Subordinated Notes in registered, global form without interest coupons.

“Government Obligations” means any security issued or guaranteed as to principal or interest by the United States of America, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States of America pursuant to authority granted by the Congress of the United States of America; or any certificate of deposit for any of the foregoing.

“guarantee” or “Guarantee” means any payment obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any payment obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person.

The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation,

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means the Person in whose name a Senior Subordinated Note is registered on the Senior Subordinated Note register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person, including an Unrestricted Subsidiary, existing at the time such Person becomes a Debt Restricted Subsidiary (whether by merger, consolidation, or acquisition) shall be deemed to be Incurred by such Debt Restricted Subsidiary at the time it becomes a Debt Restricted Subsidiary; and provided further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal, and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt, provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends is capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in making the relevant computations, provided that such firm or appraiser is not an Affiliate of the Company.

“Interest Payment Date” means March 31 and September 30 of each year.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by the indenture), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) (excluding commission, travel and similar advances to officers and employees in the ordinary course of business) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (with a stable or better outlook) (or the equivalent) by Moody’s or BBB- (with a stable or better outlook) (or the equivalent) by S&P.

“Issue Date” means January 29, 2010.

“Leverage Ratio” means the ratio of:

(a) the outstanding Debt for Borrowed Money of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP less the aggregate amount of cash (other than cash classified as “restricted cash” on the Company’s consolidated balance sheet in accordance with GAAP) or Cash Equivalents on hand as of such date, to

(b) the LTM Pro Forma EBITDA.

“Lien” means, with respect to any Property of any Person, any lien, security interest or other charge of any kind, or any other type of preferential arrangement intending to have the effect of a lien or security interest, including, (x) any lien or retained security title of a conditional vendor, (y) any easement, right-of-way or other encumbrance on title to real property and which materially and adversely affects the value or current use of such real property and (z) any assignment of income or proceeds intended to secure Debt.

“LTM Pro Forma EBITDA” means Pro Forma EBITDA for the four most recent consecutive fiscal quarters prior to the date of determination for which financial statements are available and have been filed with the Commission or the Trustee pursuant to “Reports to Holders.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Debt”, means, with respect to a Person, Debt:

(a) as to which such Person does not provide any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is not directly or indirectly liable (as a guarantor or otherwise) or as to which there is not any recourse to the assets of such Person; and

(b) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Debt of such Person to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity;

provided; however; that any Debt the payment of which is secured by a Lien on the Capital Stock of a direct Subsidiary of such Person to the extent such Lien solely secures Debt of such Subsidiary shall not constitute Non-Recourse Debt of such Person so long as the pledge of the Capital Stock has no claim whatsoever against such Person in respect of such Subsidiary’s Debt other than (i) to obtain such Capital Stock or (ii) in connection with any representations, warranties, covenants and indemnities in respect of the pledge of such Capital Stock and determined by such Person to be customary in financings of a similar type.

“Officer” means, with respect to a Person, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of such Person.

“Officer’s Certificate” means, with respect to a Person, a certificate signed by an Officer of such Person, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee, which Opinion of Counsel may be subject to reasonable and customary limitations, assumptions, exceptions and qualifications.

“Pari Passu Debt” of the Company means all Debt of the Company other than Senior Debt and Subordinated Debt, whether such Pari Passu Debt of the Company is outstanding on the Issue Date or thereafter Incurred.

“Payment Default” means, with respect to any Debt, a failure to pay principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.

“Permitted Business” means the business of the Company and any of its Subsidiaries on the Issue Date and any Related Business.

“Permitted Liens” means:

(a) Liens securing the Senior Subordinated Notes;

(b) Liens to secure Senior Debt of the Company;

(c) Liens to secure Debt Incurred under clause (22) of the covenant described under “Certain Covenants — Limitation on Debt”;

(d) Liens to secure Debt permitted to be Incurred under clause (9) of the covenant described under “Certain Covenants — Limitation on Debt” and any Permitted Refinancing Debt in respect thereof, provided that (x) any such Lien may not extend to any Property of the Company, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property and (y) the Lien securing any such Debt shall be created at the time of or within 180 days of such acquisition, installation, construction or improvement or shall exist on such Property, equipment or asset at the time of acquisition;

(e) Liens on the Capital Stock of a direct Subsidiary of the Company securing Debt of such Subsidiary permitted to be Incurred under the indenture;

(f) Liens for unpaid utilities and for taxes, assessments or governmental charges or levies on the Property of the Company or any Subsidiary of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor in each case, to the extent any such obligations constitute Debt;

(g) Liens imposed by law, such as statutory Liens of landlords’ carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s and repairmen’s Liens and other similar Liens, on the Property of the Company arising in the ordinary course of business and securing payment of obligations that are not more than 90 days past due or are being contested in good faith and by appropriate proceedings in each case, to the extent any such obligations constitute Debt;

(h) pledges, deposits or Liens on the Property of the Company Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, leases, letters of credit performance or return-of-money bonds, surety and appeal bonds, performance bonds or other obligations of a like nature, in each case, to the extent any such obligations constitute Debt;

(i) Liens on Property at the time the Company acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that any such Lien may not extend to any other Property of the Company; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company;

(j) pledges or deposits by the Company under workmen’s compensation laws, unemployment insurance laws or similar legislation, in each case Incurred in the ordinary course of business in each case, to the extent any such obligations constitute Debt;

(k) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that are not substantial in amount and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(l) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company in a transaction entered into in the ordinary course of business of the Company and its Subsidiaries and for which kind of transaction it is normal market practice for such retention of title provision to be included in each case, to the extent any such obligations constitute Debt;

(m) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default, and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(n) any Lien securing Hedging Obligations or Debt permitted to be Incurred under any Hedging Obligations pursuant to the covenant described under “Certain Covenants — Limitation on Debt” or any collateral for such Debt to which the Hedging Obligations relate;

(o) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on Property over which the Company has easement rights or on any real property leased by the Company or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property in each case, to the extent any such obligations constitute Debt;

(p) any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business covering only the assets subject to such lease or license agreement;

(q) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business, and Liens in favor of payor financial institutions having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company on deposit with or in possession of such financial institution;

(r) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, in each case to the extent any such obligations constitute Debt;

(s) Liens arising from filing Uniform Commercial Code financing statements regarding leases or as a precautionary measure in any transaction not prohibited by the indenture in each case, to the extent any such obligations constitute Debt;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods in each case, to the extent any such obligations constitute Debt;

(u) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in each case, to the extent any such obligations constitute Debt;

(v) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;

(w) Liens on insurance proceeds and related assets incurred in connection with the financing of insurance premiums;

(x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company, including rights of offset and setoff;

(y) Liens existing on the Issue Date not otherwise described in clauses (a) through (x) above; and

(z) Liens on the Property of the Company to secure any Refinancing of Debt, in whole or in part, secured by any Lien described in the foregoing clauses (i) or (y), provided that any such Lien is limited to all or part of the same Property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt (including any Subsidiary Credit Facility Debt), including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,

(b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced (or, if shorter, the Average Life that would result if all payments of principal on the Debt being Refinanced that were due on or after the date 91 days following the last maturity date of any Senior Subordinated Notes then outstanding were instead due on such date 91 days following the last date of maturity of the Senior Subordinated Notes; provided that any such Permitted Refinancing Debt does not provide for any scheduled principal payments prior to the maturity date of the Senior Subordinated Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Debt being Refinanced),

(c) in the case of the Refinancing of term Debt, the Stated Maturity of the Debt being Incurred is no earlier than the Stated Maturity of the Debt being Refinanced (or, if earlier, 91 days following the Stated Maturity of the Senior Subordinated Notes), and

(d) in the case of the Refinancing of Debt of the Company:

(1) the new Debt shall not be senior in right of payment of the Debt being Refinanced; and

(2) if the Debt being Refinanced constitutes Subordinated Debt of the Company, the new Debt shall be subordinated to the Senior Subordinated Notes at least to the same extent as the Subordinated Debt;

provided, however, that Permitted Refinancing Debt shall not include Debt of a Subsidiary that Refinances Debt (other than Senior Debt) of the Company.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Notes” means certificated Senior Subordinated Notes in registered form in substantially the form set forth in Exhibit A to the indenture.

“PIK Interest” means interest paid with respect to the Senior Subordinated Notes in the form of increasing the outstanding principal amount of the Senior Subordinated Notes or issuing PIK Notes.

“PIK Interest Rate” means as of any date the greater of (i) 14% per annum and (ii) the Adjusted PIK Interest Rate, if any, in effect on such date.

“PIK Notes” means additional Senior Subordinated Notes issued under the indenture on the same terms and conditions as the Senior Subordinated Notes issued on the Issue Date in connection with a PIK Payment. For purposes of the indenture, all references to “PIK Notes” shall include the Related PIK Notes.

“PIK Payment” means an interest payment with respect to the Senior Subordinated Notes made by increasing the outstanding principal amount of the Senior Subordinated Notes or by issuing PIK Notes.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Subsidiaries of the Company held by Persons other than the Company or a Wholly Owned Subsidiary of the Company.

“Print Directory Business” means print directory publishing and/or sale of print directory advertising similar to the business conducted by the Company and its Subsidiaries (other than Business.com, Inc. and its Subsidiaries) as of the Issue Date.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the indenture a calculation performed in accordance with the terms of the indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act.

“Pro Forma EBITDA” means, for any period, the EBITDA of the Company and its consolidated Subsidiaries after making the following adjustments (without duplication):

(a) pro forma effect shall be given to any Asset Sales or Investment (by merger or otherwise) in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or any other acquisition of Property at any time on or subsequent to the first day of the period and on or prior to the date of determination as if such Asset Sale, Investment or other acquisition had occurred on the first day of the period. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act. In addition, since the beginning of the period, if any Person that subsequently became a Subsidiary of the Company or was merged with or into such Person or any Subsidiary of the Company since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable period; and

(b) in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma EBITDA for such period shall be calculated as if such Person or such Subsidiary of the Company had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt secured by a Lien:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, cost of installation, construction or improvement of Property other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the Stated Maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, installation, construction (including improvements) or lease by the Company or a Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred at the time of or within 180 days after the acquisition, completion of the construction or lease of such Property by the Company or such Subsidiary.

“Qualified Equity Offering” means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of the Company other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of the Company or any of its Subsidiaries.

“Rating Agencies” mean Moody’s or S&P or, if neither Moody’s nor S&P shall make a rating on the Senior Subordinated Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Redemption Date” when used with respect to any Senior Subordinated Note to be redeemed pursuant to the provisions described under “— Optional Redemption” means the date fixed for such redemption pursuant to the terms of the Senior Subordinated Notes.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the business of the Company or any of its Subsidiaries on the Issue Date or any reasonable extension, development or expansion of the business of the Company or any of its Subsidiaries, including any businesses acquired pursuant to any Acquisition.

“Related PIK Notes” means, with respect to a Senior Subordinated Note, (i) each PIK Note issued in connection with a PIK Payment on such Senior Subordinated Note and (ii) each additional PIK Note issued in connection with a PIK Payment on a Related PIK Note with respect to such Senior Subordinated Note.

“Reorganization Plan” means the Joint Plan of Reorganization for the Company and its Subsidiaries, including any exhibits, supplements, appendices and schedules thereto, dated October 21, 2009, as amended, supplemented or otherwise modified and as confirmed by the United States Bankruptcy Court for the District of Delaware, pursuant to the Confirmation Order.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the definition of “Leverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Representative” means the trustee, agent or representative (if any) for any issue of Senior Debt.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company on or with respect to any shares of Capital Stock of the Company, except for any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company (other than from a Subsidiary or any entity that becomes a Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock); or

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition).

“RHDI” means R.H. Donnelley Inc., a Delaware corporation.

“RHDI Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among, RHDI, as borrower, the Company, the lenders from time to time parties thereto and Deutsche Bank Trust Company Americas, as administrative agent, as such may be amended, restated, supplemented or otherwise modified from time to time, and/or one or more (i) debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances or any other facilities, agreements or instruments pursuant to which Debt shall be Incurred or (ii) series of notes, bonds or other debt securities (including convertible debt securities) and any related indentures or similar agreements (clauses (i) and (ii), collectively, “RHDI Replacement Debt”) in respect of which RHDI Replacement Debt the

Company shall have designated in writing to the Trustee as being included in the definition of “RHDI Replacement Debt.” For the avoidance of doubt, the Company or any Subsidiary of the Company may be the borrower, obligor, guarantor or issuer of any such RHDI Replacement Debt.

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Securities Act” means the U.S. Securities Act of 1933, as amended (or any successor statute or statutes thereto).

“Senior Debt” means any and all Obligations of the Company under or in respect of (a) the Subsidiary Credit Facilities in an aggregate amount not to exceed the amount of Debt permitted to be incurred pursuant to clause (7) of the covenant described under “Certain Covenants — Limitation on Debt”, (b) Interest Rate Agreements entered into by the Company or a Subsidiary of the Company that (i) have an aggregate notional amount not to exceed at any time the outstanding principal balance of the Debt of the Company and the Subsidiaries of the Company described in the foregoing clause (a) at such time and (ii) with regard to any Obligation of the Company by their terms are expressly senior in right of payment to the Senior Subordinated Notes and (c) any Guarantee by the Company of any Obligations or liabilities described in the foregoing clauses (a) and (b).

“Senior Subordinated Notes” means the 12%/14% Senior Subordinated Notes Due 2017 in the initial aggregate principal amount of $300,000,000 and any PIK Notes authenticated and delivered under the indenture, as amended from time to time in accordance with the terms of the indenture. For purposes of the indenture, all references to “principal amount” of the Senior Subordinated Notes shall include any increases in the outstanding principal amount thereof and any PIK Notes issued in connection with a PIK Payment.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Specified Debt” means any Debt (other than Subordinated Debt) Incurred pursuant to clause (1), (3) (other than Debt assumed pursuant thereto or in connection therewith), (4) (other than Debt assumed pursuant thereto or in connection therewith), (6) or (23) of the covenant described under “Certain Covenants — Limitation on Debt.”

“Stated Maturity” means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Debt” means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinate or junior in right of payment to the Senior Subordinated Notes pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Credit Facilities” means, collectively, the RHDI Credit Facility (and any RHDI Replacement Debt), the Dex Media East Credit Facility (and any Dex East Replacement Debt) and the Dex Media West Credit Facility (and any Dex West Replacement Debt).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (or any successor statute or statutes thereto).

“Unrestricted Subsidiary” means (a) any direct or indirect Subsidiary of the Company formed or acquired after the Issue Date and designated as an “Unrestricted Subsidiary” by the Board of Directors and (b) any Subsidiary of an Unrestricted Subsidiary, provided that, in the case of each of clauses (a) and (b), (x) the majority of such Subsidiary’s assets (other than cash) were not directly or indirectly acquired (whether by sale, assignment, transfer, contribution or otherwise) from the Company or any Debt Restricted Subsidiary of the Company and (y) does not Incur any Debt other than Debt that is Non-Recourse Debt to the Company and its Debt Restricted Subsidiaries.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership and limited liability company interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person all the Voting Stock of which (except directors’ qualifying shares and shares required by applicable law to be held by a Person other than such Person or a Wholly Owned Subsidiary of such Person) is at such time owned, directly or indirectly, by such Person or any Wholly Owned Subsidiary of such Person.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general overview of certain U.S. federal income tax considerations related to the acquisition, ownership, and disposition of the Senior Subordinated Notes and common stock. Except where noted, the following overview deals only with those holders who hold the Senior Subordinated Notes or common stock as capital assets and does not deal with special situations, such as those of brokers, dealers in securities or currencies, certain former U.S. citizens or former permanent residents, financial institutions, tax-exempt entities, insurance companies, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding the Senior Subordinated Notes or common stock, as the case may be, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, controlled foreign corporations, passive foreign investment companies, regulated investment companies, and shareholders of such corporations, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Senior Subordinated Notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that are considering acquiring Senior Subordinated Notes or common stock should consult their own tax advisors. The following summary does not address state or local or non-U.S. tax consequences or U.S. federal tax consequences (e.g., estate or gift tax) other than income tax consequences.

The following overview is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) on any of the tax matters discussed herein. Accordingly, there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described below or that any such challenge, if made, would not be sustained by a court.

As used herein, the term “U.S. Holder” means a beneficial owner of Senior Subordinated Notes or common stock, as the case may be, that is, for U.S. federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation created or organized in or under the law of the United States or of any political subdivision thereof, (3) any estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person. For purposes of this overview, the term “non-U.S. Holder” means a beneficial owner of Senior Subordinated Notes or common stock, as the case may be, who is not a U.S. Holder but who is, for U.S. federal income tax purposes, a non-resident alien, a corporation, estate, or trust.

Each U.S. Holder and non-U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of the acquisition, ownership and disposition of the Senior Subordinated Notes and common stock, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.

U.S. Holders

Taxation of Qualified Stated Interest on the Senior Subordinated Notes

Qualified stated interest (as defined below) on the Senior Subordinated Notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Taxation of Original Issue Discount on the Senior Subordinated Notes

The Senior Subordinated Notes were issued with original issue discount (“OID”) equal to the excess of their “stated redemption price at maturity” over their “issue price” (as defined below). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because a portion of the interest on the Senior Subordinated Notes is payable in PIK Interest at the election of the Company for each interest period, such portion of the stated interest on the Senior New Notes will not be qualified stated interest. A U.S. Holder generally must include OID in gross income as it accrues, in advance of the receipt of cash attributable to that income, regardless of such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The “issue price” of the Senior Subordinated Notes depends upon whether a substantial amount of the Senior Subordinated Notes or a substantial amount of DMW’s 8.5% senior notes due 2010 or 5.875% senior notes due 2011 (the “Prepetition Notes”) were traded on “an established securities market” within the meaning of the Code and applicable Treasury Regulations, during the 60-day period ending 30 days after the issue date of the Senior Subordinated Notes. In general, a debt instrument will be treated as traded on an established securities market during the applicable period if (i) it is listed on a national securities exchange or certain interdealer quotation systems, (ii) it appears on a system of general circulation that provides a reasonable basis to determine its fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders or actual prices of recent sales transactions or (iii) under certain circumstances, price quotations for the debt instrument are readily available from dealers, brokers or traders. If the Senior Subordinated Notes were traded on an established securities market during the applicable period, then the “issue price” of the Senior Subordinated Notes generally will equal their fair market value on the issue date. If the Prepetition Notes, but not the Senior Subordinated Notes, were traded on an established securities market during the applicable period, then the issue price of the Senior Subordinated Notes generally will equal the fair market value of the Prepetition Notes for which they were exchanged on the issue date of the Senior Subordinated Notes. If neither the Senior Subordinated Notes nor the Prepetition Notes were traded on an established securities market during the applicable period, the issue price of the Senior Subordinated Notes generally will equal their stated principal amount. The Company intends to take the position that the Senior Subordinated Notes were traded on an established securities market during the relevant 60-day period referred to above, and the remainder of this discussion therefore assumes that the Senior Subordinated Notes have an issue price equal to their fair market value on the issue date.

The amount of OID required to be included in gross income by a U.S. Holder in a taxable year is the sum of the daily portions of OID with respect to the Senior Subordinated Notes for each day during the taxable year on which the U.S. Holder is the beneficial owner of a Senior Subordinated Note. The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Senior Subordinated Note may be of any length and may vary in length over the term of the note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the note occurs on either the first or final day of an accrual period.

The amount of OID that accrues on a Senior Subordinated Note during an accrual period is equal to the excess, if any, of (i) the product of the note’s “adjusted issue price” at the beginning of the accrual period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the sum of the amounts payable as qualified stated interest on the note during the accrual period.

The adjusted issue price of a Senior Subordinated Note at the beginning of any accrual period is the issue price of such note, increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments previously made on such note that were not qualified stated interest payments. The yield to maturity on the Senior Subordinated Notes is the discount rate that, when used in computing the present value of all payments to be made on the notes, produces an amount equal to the issue price of the notes.

Under certain circumstances, U.S. Holders may have the right to require the Company to repurchase Senior Subordinated Notes, and the Company will have the right to redeem the Senior Subordinated Notes, in each case prior to their stated maturity. In addition, the interest rate on the Senior Subordinated Notes may be subject to adjustment in the event the Company incurs specified debt with a higher effective yield to maturity than the yield to maturity of the Senior Subordinated Notes. Although the matter is uncertain, the Company intends to take the position that the possibility of such events occurring is disregarded in determining the yield and maturity date of the Senior Subordinated Notes for purposes of the OID rules (including for purposes of the contingent payment debt regulations). In addition, in compliance with applicable Treasury Regulations, the Company will provide to the IRS and make available to U.S. Holders certain information that is relevant in determining the amount of any OID accruing on the Senior Subordinated Notes. The Company’s positions and determinations regarding the foregoing will be binding on a U.S. Holder unless the U.S. Holder discloses a contrary position as required by applicable Treasury Regulations. However, the Company’s positions and determinations regarding the foregoing are not binding on the IRS. If the IRS were to successfully challenge the Company’s positions and/or determinations regarding the foregoing, the amount and timing of accrual of OID on the Senior Subordinated Notes and possibly the character of gain on a U.S. Holder’s disposition of the Senior Subordinated Notes could be affected.

A U.S. Holder generally will not be required to include separately in income cash payments received on the Senior Subordinated Notes to the extent such payments constitute payments of previously accrued OID.

The rules regarding OID are complex. Accordingly, U.S. Holders should consult their own tax advisors regarding their application.

Acquisition Premium

A U.S. Holder (other than a U.S. Holder who acquired the Senior Subordinated Notes in connection with their original issuance) that purchases a Senior Subordinated Note for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable (other than payments of qualified stated interest) will be considered to have purchased such Senior Subordinated Note at an “acquisition premium.” The basis of such U.S. Holder’s Senior Subordinated Note generally will equal the sum of the amount of cash and the fair market value of other property that such U.S. Holder paid for such Senior Subordinated Note. In such case, the U.S. Holder may reduce its OID inclusions with respect to the Senior Subordinated Note by an amount equal to the amount of OID such U.S. Holder would otherwise include in its gross income multiplied by a fraction, the numerator of which is the amount of acquisition premium and the denominator of which is the excess of the principal amount of the Senior Subordinated Note over the adjusted issue price of the Senior Subordinated Note. Alternatively, such U.S. Holder may elect to amortize acquisition premium on a constant-yield basis.

Amortizable Bond Premium

If a U.S. Holder (other than a U.S. Holder who acquired the Senior Subordinated Notes in connection with their original issuance) purchases a Senior Subordinated Note for an amount in excess of the sum of all amounts payable on such Senior Subordinated Note after the date of acquisition (other than payments of qualified stated interest), such U.S. Holder will be considered to have purchased its Senior Subordinated Note with “amortizable bond premium” equal in amount to such excess. In such case, the U.S. Holder will not be required to include any OID on the Senior Subordinated Note in income, and such U.S. Holder generally may elect to deduct against its interest income on the Senior Subordinated Notes the portion of the amortizable bond premium allocable to such year, determined in accordance with a constant yield method over the remaining term of the Senior Subordinated Notes. The U.S. Holder’s tax basis in the Senior Subordinated Notes will be decreased by the amount of bond premium used to offset its interest income. An election to deduct amortizable bond premium applies to all taxable bonds held during or after the taxable year for which the election is made and can be revoked only with the consent of the IRS.

Market Discount

If a U.S. Holder (other than a U.S. Holder who acquired the Senior Subordinated Notes in connection with their original issuance) purchases a Senior Subordinated Note at a price that is less than such Senior Subordinated Note’s “revised issue price” (as defined below), the excess of the revised issue price over the U.S. Holder’s purchase price will be treated as “market discount.” However, the market discount will be considered to be zero if it is less than the statutory de minimis amount equal to 1/4 of 1% of the stated redemption price at maturity of the Senior Subordinated Note multiplied by the number of complete years to maturity from the date the U.S. Holder purchased such note. For this purpose, the revised issue price of a Senior Subordinated Note is equal to the issue price of the Senior Subordinated Note plus the aggregate amount of OID includible in the gross income of all holders for periods prior to the acquisition of the Senior Subordinated Note by the U.S. Holder (determined without regard to the acquisition premium rules discussed above).

Under the market discount rules of the Code, such U.S. Holder generally will be required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other taxable disposition of, a Senior Subordinated Note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, such U.S. Holder may be required to defer, until the maturity of the Senior Subordinated Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of such U.S. Holder’s interest expense on any indebtedness incurred or continued to purchase or carry the Senior Subordinated Note. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Senior Subordinated Note to the maturity date of the Senior Subordinated Note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. Alternatively, a U.S. Holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Senior Subordinated Note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Constant Yield Election

A U.S. Holder may elect to include in gross income its entire return on a Senior Subordinated Note (i.e., in general, the excess of all payments to be received on the Senior Subordinated Note over the amount paid for the Senior Subordinated Note by such U.S. Holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a Senior Subordinated Note with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation. Similarly, such an election for a Senior Subordinated Note with market discount will result in a deemed election to accrue market discount in income currently for such Senior Subordinated Note and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. The constant yield election described in this paragraph can be revoked only with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the making of this election.

Sale, Exchange, Retirement or Other Taxable Disposition of Senior Subordinated Notes

Upon the sale, exchange, retirement, or other taxable disposition of the Senior Subordinated Notes, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized by such U.S. Holder (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and such U.S. Holder’s adjusted tax basis in the Senior Subordinated Notes. Except as discussed above with respect to market discount, any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Senior Subordinated Note is held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code.

Distributions on Common Stock

A U.S. Holder that receives a distribution with respect to our common stock, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common stock and thereafter as gain from the sale or exchange of common stock (see “Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock,” below). Dividends received on common stock generally will be eligible for the “dividends received deduction” available to corporate U.S. Holders.

Under current law, for taxable years beginning before January 1, 2011, a dividend paid by the Company generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust. A U.S. Holder generally will be eligible for the reduced rate only if the U.S. Holder has held our common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. The reduced rate does not apply to individual taxpayers who have made an election to treat the dividends as “investment income” that may be offset against investment expense.

Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption or other taxable disposition of our common stock in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in such common stock. A holder’s adjusted tax basis in a share of our common stock generally will equal the holder’s purchase price for that share. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the common stock is held for more than one year. Preferential tax rates presently apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are presently no preferential tax rates for long-term capital gains of corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to (i) certain payments of principal, premium (if any) and interest on, and the proceeds of certain sales of, the Senior Subordinated Notes and (ii) certain payments of dividend income on, and the proceeds of certain sales of, our common stock, unless the U.S. Holder is an exempt recipient. A backup withholding tax (currently at a rate of 28%) will apply to such payments if a U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that payments to it are subject to backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided that it furnishes the required information to the IRS on a timely basis.

Non-U.S. Holders

Interest on the Senior Subordinated Notes

Subject to the discussion below regarding backup withholding and information reporting, a non-U.S. Holder generally will not be subject to withholding of U.S. federal income tax on payments of interest or OID on Senior Subordinated Notes, provided that:

•	the non-U.S. Holder does not own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s voting stock entitled to vote;

•	the non-U.S. Holder is not a controlled foreign corporation that is related to the Company directly or constructively through the ownership of common stock;

•	the non-U.S. Holder is not a bank whose receipt of interest on the Senior Subordinated Notes is described in Section 881(c)(3)(A) of the Code;

•	such interest is not contingent interest described in Section 871(h)(4) of the Code; and

•	the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met.

The certification requirements set forth in Section 871(h) or 881(c) of the Code are satisfied if either (1) the beneficial owner of the Senior Subordinated Note certifies, under penalties of perjury, to the last U.S. payor (or non-U.S. payor who is an authorized foreign agent of the U.S. payor, a “qualified intermediary,” a U.S. branch of a foreign bank or foreign insurance company, a “withholding foreign partnership” or a “withholding foreign trust”) in the chain of payment (the “Withholding Agent”) that such owner is a non-U.S. Holder and provides such owner’s name and address, or (2) a securities clearing organization, a bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) that holds the Senior Subordinated Note certifies to the Withholding Agent, under penalties of perjury, that the certificate referred to in clause (1) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the Withholding Agent with a copy thereof. Generally, this statement is made on IRS Form W-8BEN, or substantially similar form, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent (or financial institution) within 30 days of such change by furnishing a new IRS Form W-8BEN (and the financial institution must promptly so inform the Withholding Agent). If a Senior Subordinated Note is held through a non-U.S. securities clearing organization or a non-U.S. financial institution (other than a U.S. branch or office of such organization or institution) or a non-U.S. branch or office of a U.S. financial institution or U.S. securities clearing organization, the organization or institution must provide a signed statement on an IRS Form W-8IMY to the Withholding Agent. However, in such case, unless the organization or institution is a qualified intermediary, a withholding foreign partnership or withholding foreign trust, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substantially similar form provided by the beneficial owner to the organization or institution and such other information that is required by the IRS Form W-8IMY and Treasury Regulations, and such information must be updated as required. If the institution or organization is a qualified intermediary, withholding foreign partnership or withholding foreign trust that has entered into a qualified intermediary or similar agreement with the IRS, it must provide the Withholding Agent or other intermediary such additional information as is required by the agreement, IRS Form W-8IMY and Treasury Regulations.

Even if a non-U.S. Holder does not meet the above requirements, if the non-U.S. Holder is entitled to the benefits of an income tax treaty to which the United States is a party, and the non-U.S. Holder provides a properly completed IRS Form W-8BEN, such non-U.S. Holder may obtain an exemption from or reduction of the withholding of tax (depending on the terms of the treaty).

Interest or OID that the Company pays to a non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. Holder) will not be subject to U.S. withholding tax if the non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such interest or OID generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a resident of the United States and, if the non-U.S. Holder is a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Sale, Exchange, Retirement or Other Taxable Disposition of the Senior Subordinated Notes

In general, a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange, retirement or other taxable disposition of the Senior Subordinated Notes, unless:

•	such gain is effectively connected with the conduct of a trade or business in the United States (and, if a tax treaty applies, such gain is attributable to a U.S. permanent establishment or fixed base of the non-U.S. Holder); or

•	in the case of a non-U.S. Holder that is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, retirement or other taxable disposition occurs and certain other conditions are met.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the non-U.S. Holder were a resident of the United States, and, if the non-U.S. Holder is a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty). An individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other taxable disposition of the Senior Subordinated Notes will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.

Distributions on Common Stock

Distributions of cash or property with respect to our common stock will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes first will constitute a return of capital and be applied against and reduce a holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess will be treated as gain from the sale or exchange of such shares of stock (which gain shall be subject to U.S. federal income tax in the manner described below under the heading “Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock”).

Distributions of cash or property to a non-U.S. Holder with respect to our common stock that constitute dividends for U.S. federal income tax purposes generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, that are attributable to a U.S. permanent establishment or fixed base of the non-U.S. Holder) will not be subject to U.S. withholding tax, provided that certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a resident of the United States. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding (as discussed below) for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations.

A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock

Any gain realized by a non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct of a trade or business in the United States (and, if a tax treaty applies, such gain is attributable to a U.S. permanent establishment or fixed base of the non-U.S. Holder);

•	in the case of a non-U.S. Holder that is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, retirement or other taxable disposition occurs and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition of our common stock under regular graduated U.S. federal income tax rates. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a corporate U.S. Holder and, in addition, may be subject to the “branch profits” tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States under the Code.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a U.S. real property holding corporation generally will not apply to a non-U.S. Holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

Certain payments made to non-U.S. Holders and the tax withheld from those payments must be reported annually to the IRS. These payments generally include (i) the amount of interest (including OID) paid on the Senior Subordinated Notes, (ii) the amount of dividends paid on our common stock, and (iii) the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of the Senior Subordinated Notes or our common stock. These reporting requirements apply regardless of whether U.S. federal withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Under some circumstances, Treasury Regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments.” Such backup withholding and additional information reporting will not apply to payments made to you by us or our paying agent if we receive the certification described above under “Non-U.S. Holders.”

Backup withholding and information reporting generally will apply to payments made to a non-U.S. Holder by or through the foreign office of a broker if such broker is (i) a United States person (as defined in the Code) or (ii) has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the non-U.S. Holder is not a United States person (as defined in the Code) and certain other conditions are met, or the non-U.S. Holder otherwise establishes an exemption. Payments made to a non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and it satisfies certain other conditions or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a non-U.S. Holder’s U.S. federal income tax liability provided that it furnishes the required information to the IRS on a timely basis.

Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Recent Developments

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. The HIRE Act will generally impose, effective for payments made after December 31, 2012, a withholding tax of 30% on certain payments, including payments of U.S.-source dividends and gross proceeds from the sale of common stock that can produce U.S.-source dividends, that are made to certain foreign financial institutions, investment funds and other non-U.S. persons, unless various information reporting requirements are satisfied. The withholding and reporting requirements of the HIRE Act will not apply to any payments made with respect to the Senior Subordinated Notes. Prospective investors should consult their tax advisors regarding the HIRE Act.

SELLING SECURITYHOLDERS

We originally issued the Senior Subordinated Notes and the shares of our common stock to be resold hereunder on January 29, 2010 to the Selling Securityholders pursuant to the Plan in a transaction exempt from registration under the Securities Act. The Selling Securityholders (which term includes their transferees, pledges, donees or successors) may from time to time offer and sell pursuant to this prospectus any and all of the Senior Subordinated Notes and such shares of common stock.

The following table sets forth information as of April 2, 2010, regarding the offer and sale of the Senior Subordinated Notes and the shares of our common stock to be resold hereunder, and is based on information provided to us by the Selling Securityholders. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The Selling Securityholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their Senior Subordinated Notes and common stock since April 2, 2010.

Any or all of the Senior Subordinated Notes or common stock listed in the table below may be offered for sale pursuant to this prospectus by the Selling Securityholders from time to time. Accordingly, no estimate can be given as to the amount of Senior Subordinated Notes or common stock that will be held by the Selling Securityholders after any such sale. The table below assumes that all Selling Securityholders will sell all of their Senior Subordinated Notes and common stock. No Selling Securityholder may make any offer or sale under this prospectus unless that Selling Securityholder is listed in the table below.

Information about the Selling Securityholders may change over time. Any changed information will be set forth in prospectus supplements if and when necessary. The name of each Selling Securityholder and the principal amount of Senior Subordinated Notes and the amount of common stock that may be offered by such Selling Securityholder pursuant to this prospectus will be set forth in such prospectus supplement, if required.

	Aggregate
	Principal
	Amount of		Number of		Common
	Senior	Percentage	Shares of		Stock		Percentage of
	Subordinated	of Notes	Common		Registered		Common
	Notes That	Outstanding	Stock		Hereby That		Stock
Name and Address of	May be	Prior to	Beneficially		May be		Beneficially
Beneficial Owner	Sold(1)	Resale	Owned		Sold(2)		Owned

Franklin Advisers, Inc.(3)	$116,623,725	38.9%	15,232,809	(4)	15,232,809	(4)	30.5	% (4)
One Franklin Parkway San Mateo, CA 94403
Templeton Global Advisors Limited(3)	0	*	20,281		20,281		*
Lyford Cay P.O. Box N7759 Nassau, Bahamas
Templeton Asset Management Ltd.(3)	0	*	6,143		6,143		*
7 Temasek Blvd. #38-03 Suntec Tower One Singapore 38987
Franklin Templeton Investment Corp.(3)	0	*	3,254		3,254		*
200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4
Total	$116,623,725	38.9%	15,262,487		15,262,487		30.5%

*	Less than 1%

(1)	Assumes offer and sale of all Senior Subordinated Notes and shares of our common stock held by the Selling Securityholder, although the Selling Securityholder is not obligated to sell any Senior Subordinated Notes or common stock.

(2)	Assumes that after the sale of all shares of our common stock to be resold hereunder, no Selling Securityholder will own 1% or more of our outstanding common stock.

(3)	These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Investment management contracts grant to those subsidiaries all investment and/or voting power over such securities, except as otherwise disclosed below. Therefore, such subsidiaries may be deemed to be the beneficial owners of such securities. Beneficial ownership by such subsidiaries and other affiliates of Franklin Resources, Inc. is reported in conformity with the guidelines articulated by the SEC staff in Release No. 34-39538 (January 12, 1998) relating to organizations, such as Franklin Resources, Inc. where related entities exercise voting and investment powers over securities independently from each other. The voting and investment powers held by Franklin Mutual Advisers, LLC, an indirect wholly owned investment management subsidiary of Franklin Resources, Inc., are exercised independently from Franklin Resources, Inc. and from all of its other investment management subsidiaries. Furthermore, internal policies and procedures of Franklin Mutual Advisers, LLC and Franklin Resources, Inc. establish informational barriers that prevent the flow between Franklin Mutual Advisers, LLC and the other affiliates of Franklin Resources, Inc. of information that relates to the voting and investment powers over the securities owned by their respective investment management clients. Consequently, Franklin Mutual Advisers, LLC and the other affiliates of Franklin Resources, Inc. report the securities over which they hold investment and voting power separately from each other for purposes of Section 13 of the Exchange Act.

Charles B. and Rupert H. Johnson each owns more than 10% of the outstanding common stock of Franklin Resources, Inc. and are its principal stockholders. They and Franklin Resources, Inc. may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which subsidiaries of Franklin Resources, Inc. provide investment management services. Franklin Resources, Inc., the Johnsons and such subsidiaries disclaim any pecuniary interest in, and any beneficial ownership as defined in Rule 13d-3 of the Exchange Act of, any of these securities.

Franklin Resources, Inc., the Johnsons and each subsidiary of Franklin Resources, Inc. believe that they are not a “group” within the meaning of Rule 13d-5 under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of the Securities held by any of them or by any persons or entities for whom or for which such subsidiaries provide investment management services.

(4)	Includes shares beneficially owned by Franklin Income Fund, a series of Franklin Custodian Funds, an investment company registered under the Investment Company Act of 1940, that has an interest in 10,242,757 of such shares, or 20.5% of the total shares outstanding.

None of the Selling Securityholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except the relationship created by (1) the registration rights agreement among us, Franklin Advisers, Inc. and certain of its affiliates described under “Dex One Corporation — Reorganization” above; (2) the indenture governing the Senior Subordinated Notes, which requires us to offer to repurchase the Senior Subordinated Notes at par after certain changes of control, which includes any person other than any Franklin Entity becoming the ultimate beneficial owner, directly or indirectly, of 50% or more of the total voting power of our voting stock on a fully diluted basis as described under “Description of Senior Subordinated Notes — Certain Definitions” and “Description of Senior Subordinated Notes — Repurchase at the Option of Holders upon a Change of Control,” (3) the concentrated ownership position of the Selling Securityholders, which may limit other stockholders’ ability to influence corporate matters, and the adoption by our board of directors of resolutions providing that Section 203 of the DGCL does not apply to the issuance of our common stock to the Franklin Entities under the Plan, and any subsequent transfers among the Franklin Entities, both as described under “Risk Factors;” and (4) that certain Restructuring Support Agreement dated May 28, 2009, among us, our subsidiaries at the time and certain of our noteholders at the time, including the Franklin Entities, which gave the Franklin Entities the one-time right in connection with our emergence from our Chapter 11 Cases to select three of our directors, and pursuant to which they selected Richard L. Kuersteiner, a consultant to Franklin Resources, Inc., and supported two other directors selected by other parties to that agreement, Mark A. McEachen and Alan F. Schultz, who are not affiliated with any of Franklin Resources, Inc., any of its subsidiaries or any of their clients.

Franklin/Templeton Distributors, Inc., Franklin Templeton Financial Services Corp. and Templeton/Franklin Investment Services, Inc. are registered broker-dealers that are also subsidiaries of Franklin Resources, Inc., but they do not beneficially own any of our securities. In addition, the Selling Securityholders bought our securities for which the Senior Subordinated Notes and our common stock were issued pursuant to the Plan and which their clients beneficially own in the ordinary course of business and received their distribution of the Senior Subordinated Notes and common stock on the Effective Date not with a view to distribute. At the time of the acquisition of the Senior Subordinated Notes and common stock to be resold, none of the Selling Securityholders had any agreement or understanding, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

A Selling Securityholder, or any of its pledgees, donees, transferees, or any of its successors in interest selling Senior Subordinated Notes or shares of common stock received from the named Selling Securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus, may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, in one or more transactions, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Securityholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof, following which the securities are delivered to close out the short position;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the Selling Securityholders may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Securityholder. Broker-dealers may agree with a Selling Securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a Selling Securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Securityholders may also sell the securities offered hereby under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

From time to time, a Selling Securityholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Securityholders. As and when the Selling Securityholder is subject to such foreclosure, the number of securities offered under this prospectus on behalf of such Selling Securityholder will decrease. The plan of distribution for a Selling Securityholder’s securities will otherwise remain unchanged.

The Selling Securityholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A Selling Securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that Selling Securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A Selling Securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A Selling Securityholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of the Selling Securityholder’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Securityholder and/or purchasers of the Selling Securityholder’s securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The Selling Securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the

Selling Securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In order to comply with the securities laws of some states, if applicable, the securities registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. We have agreed to indemnify in certain circumstances the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The securities offered hereby were originally issued to the Selling Securityholders pursuant to Section 1145(a)(1) of the Bankruptcy Code. We agreed to register such securities under the Securities Act until the securities have been sold in registered transactions or pursuant to Rule 144 (or any similar rule promulgated by the SEC) or cease to be outstanding. We have agreed to pay certain expenses in connection with this offering, including the fees and expenses of one counsel retained by or on behalf of the Selling Securityholders.

The Selling Securityholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities. Moreover, it is possible, subject to certain transfer provisions contained in the Certificate of Incorporation, that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We will not receive any proceeds from sales of any securities by the Selling Securityholders.

We cannot assure you that the Selling Securityholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

The validity of the Senior Subordinated Notes and shares of common stock offered by this prospectus will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of R.H. Donnelley Corporation and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting as of December 31, 2009) have been incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.